        Filed electronically with the Securities and Exchange Commission on April 29, 2005.

                                                                File No. 811-620
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 17

                                    ---------

         ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                   655 Third Avenue, New York, New York 10017
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 573-9354

                                 James H. Bluck
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                            New York, New York 10004
                     (Name and Address of Agent for Service)

================================================================================

                     ASSET MANAGEMENT FUND LARGE CAP EQUITY
                            INSTITUTIONAL FUND, INC.

                                   Prospectus
                           o o o o o o o o o o o o o o
                                   May 2, 2005
                           o o o o o o o o o o o o o o
                                 A No-Load Fund
                           o o o o o o o o o o o o o o
                     Primary Objective: Capital Appreciation
                           Secondary Objective: Income

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

An investment in the Fund is not a deposit or obligation of, or guaranteed or endorsed by, any bank and is not insured by the Federal Deposit Insurance
Corporation or any other agency.

The offer and sale of the securities offered by means of this Prospectus have not been registered under the Securities Act of 1933, as amended. Shares of the
Fund may be offered and sold only to Eligible Institutions whose principal offices are located in the State of New York and may not be transferred, except to another Eligible Institution whose principal office is located in the State of New York.

This Prospectus does not constitute an offer in any state or jurisdiction outside the State of New York.

Additional Information and Shareholder Inquiries

A current Statement of Additional Information ("SAI") which includes additional information about the Fund is on file with the Securities and Exchange
Commission as part of the Fund's registration statement on Form N-1A. The SAI is incorporated herein by reference, which means that it is legally considered part of this Prospectus.

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

The SAI, annual report and semi-annual report are available without charge upon request. To obtain a copy of the current SAI, annual or semi-annual report or other information about the Fund or to make shareholder inquiries:

Call:     800-527-3713
Write to: Shay Financial Services, Inc.
          230 West Monroe Street, Suite 2810
          Chicago, Illinois 60606

You may view and copy the SAI and other information about the Fund by visiting the Securities and Exchange Commission's Public Reference Room in Washington,
DC, or by visiting the EDGAR Database on the Commission's Internet site at
http://www.sec.gov. Copies of this information may also be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Commission's Public Reference
Section, Washington, DC 20549-0102. You may also call the Commission at
202-942-8090 for information about the operation of the Commission's Public
Reference Room.

       You should read this Prospectus and retain it for future reference.

                Investment Company Act of 1940 File No.: 811-620

CONTENTS

                                         Page                                          Page

 Investment Objectives and Strategies...   6   Dividends, Distributions and Federal

 Purchase of Fund Shares................   8   and Custodian
                                                  Distributor.........................  14

                                ----------------
                                   KEY POINTS

Eligible Investment for New York Savings Banks: The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section
235 of the New York Banking Law and certain other Eligible Institutions, as defined below.

Eligible Institutions: Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that have their principal offices within the State of New York. An "Eligible Institution" means: (i) a savings bank or savings and loan association organized under the laws of the
State of New York, (ii) a federal savings association organized under the laws of the United States, (iii) a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association, (iv) a life insurance department of any such savings bank, savings and loan association or savings association, (v) a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, (vi) a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees or (vii) any insurance company or any trust or other entity holding for the benefit of any of the foregoing or the policyholders of any such insurance company or subsidiary.

Eligible Investments by the Fund: In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will invest only in securities in which a savings bank may invest.

Objective: The Fund's primary investment objective is to achieve capital appreciation. The objective of income is secondary.

Principal Strategies: The Fund seeks to achieve these objectives by investing in a diversified portfolio of equity securities consisting primarily of common stocks of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of the Fund's Investment
Adviser. The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with market capitalizations in excess of $5 billion. There is no assurance that the Fund in fact will achieve these objectives.

Risks: All investments in equity mutual funds, like the Fund, involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money. The principal risk factors for the Fund are summarized below.

o  Market and Investment Risks. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

o  Portfolio Management Risks. The Investment Adviser's skill will affect the ability of the Fund to achieve its investment objective. The strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions.
   Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

o  Limitations on the Amount of Redemptions. The amount that may be withdrawn from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

o  Regulatory Risks. All of the Fund's shareholders are financial institutions
   (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the types of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives. Regulatory changes also may affect the ability of Eligible
   Institutions to invest in the Fund, which could result in a reduction in the size of the Fund and have other adverse effects on the Fund.

Investments Not Insured or Guaranteed: An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other government agency.

              [Remainder of this page is intentionally left blank.]

                               PERFORMANCE SUMMARY

      The bar chart and table shown below provide an indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year over a 10-year period and by showing how the Fund's average annual returns for one, three, five, and ten years compare to those of a broad-based securities market index. All returns assume reinvestment of dividends. The Fund's past performance (before and after taxes) is not necessarily an indication of how the
Fund will perform in the future.
Year-by-Year Total Returns (as of December 31 of each year)

1995    1996    1997    1998    1999   2000    2001     2002      2003     2004

24.90%  20.82%  28.64%  28.85%  6.51%  4.07%   (3.90%)  (16.19%)  17.48%   5.16%

Best Quarter:     4th Quarter, 1998   +21.31%
Worst Quarter:    3rd Quarter, 2002   -12.67%

          Average Annual Total Returns (Years ended December 31, 2004)

                                               1 Year  3 Years  5 Years  10 Years
                                               ------  -------  -------  --------
Asset Management Fund Large Cap
Equity Institutional Fund, Inc.

    Return before taxes.....................    5.16%    1.17%    0.70%    10.68%

    Return after taxes on distributions*....    4.17%    0.44%   -0.31%     8.74%

    Return after taxes on distributions
    and sale of Fund shares*................    4.36%    0.70%    0.23%     8.50%

S&P 500 Index (reflects no deduction for
fees, expenses or taxes)**..................   10.88%    3.58%   -2.30%    12.07%

---------------

*  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

** The S&P 500 Index is the Standard & Poor's Composite Index of 500 Stocks,
   which is a commonly recognized unmanaged price index of 500 widely held common stocks.

                          FEES AND EXPENSES OF THE FUND

      This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (fees paid directly from your investment)......... NONE

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted
  from Fund assets)*

  Management Fees.................................................. 0.74%
  Distribution or Service (12b-1) Fees............................. NONE
  Other Expenses................................................... 0.46%
       Administration, Transfer Agent and Custodian Fees....... 0.14%
       Professional and Directors' Expenses.................... 0.24%
       Insurance, Printing and Miscellaneous Expenses.......... 0.08%
  Total Annual Fund Operating Expenses............................. 1.20%
---------------
*    Annual Fund operating expense figures are for the fiscal year ended
     December 31, 2004, and are expressed as a percentage of the Fund's average net assets.

Example

      This Example is intended to help you compare the cost of investing in the
Fund with the cost of investing in other mutual funds. Because it uses hypothetical conditions, your actual costs may be higher or lower.

      The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, all dividends and distributions are reinvested and the Fund's operating expenses described in the preceding table remain the same as a percentage of net assets. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

           1 year           3 years          5 years         10 years
           ------           -------          -------         --------
            $122              $381            $660            $1,455

      The Fund does not charge any deferred sales charge or other redemption fee, and you would pay the same expenses shown in the Example if you did not redeem your shares.

ELIGIBLE INSTITUTIONS                         INVESTMENT OBJECTIVES AND STRATEGIES

   The Fund is designed as an investment      Investment Objectives
vehicle for New York savings banks under
Subdivision 26(e) of Section 235 of the New      The primary investment objective of
York Banking Law and certain other Eligible   the Fund is to achieve capital
Institutions, as defined below.  Shares of    appreciation for its shareholders.  The
the Fund may be purchased and owned only      objective of income is secondary.  There
by, and may be transferred only to,           is no assurance that the Fund will, in
Eligible Institutions that are resident in    fact, achieve these objectives.
the State of New York.  An Eligible
Institution will be deemed to be a resident      The Board of Directors may change the
of the State of New York only if it has its   Fund's investment objectives without
principal office within the State of New      shareholder approval whenever in its
York.  An "Eligible Institution" means:       judgment economic or market conditions
                                              warrant.
o    a savings bank or savings and loan
     association organized under the laws     Eligible Investments
     of the State of New York,
                                                 In order to maintain the Fund as an
o    a federal savings association            eligible investment for New York savings
     organized under the laws of the United   banks under Subdivision 26(e) of Section
     States,                                  235 of the New York Banking Law, the Fund
                                              will not make any investment or engage in
o    a holding company owning a majority of   any transaction which would cause the
     the outstanding shares of such a         Fund's shares not to be eligible for
     savings bank, savings and loan           investment by savings banks under the
     association or savings association,      laws of the State of New York.  That law
                                              effectively limits the types of
o    a life insurance department of any       investments the Fund may make by
     such savings bank, savings and loan      generally limiting savings banks to
     association or savings association,      investing in investment companies that
                                              invest in securities in which a savings
o    a wholly- or majority-owned subsidiary   bank may itself invest.
     of any such savings bank, savings and
     loan association or savings                 As currently in effect, the New York
     association, including without           Banking Law and the Banking Department's
     limitation a life insurance subsidiary,  interpretations thereof permit the Fund to invest in common stocks of U.S.
o    a pension trust, fund, plan or           domestic corporations that are traded on
     agreement participated in by one or      a national securities exchange or quoted
     more such savings banks, savings and     on the National Association of Securities
     loan associations, savings               Dealers Automated Quotation System,
     associations or holding companies to     preferred stocks of U.S. domestic
     provide retirement benefits, death       corporations that meet certain financial
     benefits or disability benefits for      tests and corporate interest-bearing
     any or all of its or their active        securities that are not in default as to
     officers and employees, or               either principal or interest when
                                              acquired.
o    any insurance company and any of its
     subsidiaries or any trust or other          Restrictions and policies of the Fund
     entity holding for the benefit of any    that are based on the laws of the State
     of the foregoing or the policyholders    of New York applicable to savings banks
     of any such insurance company or         and savings and loan associations may be
     subsidiary.                              changed by any amendments to or changes
                                              in such laws or the regulations
   Federal law may further restrict the       promulgated thereunder or official
ability of certain Eligible Institutions to   interpretations of such laws and
invest in the Fund.  Each Eligible            regulations, without action by the Fund's
Institution should consult its own advisers   shareholders.
with respect to limitations, if any,
imposed on its investments in the Fund by     Principal Investment Strategies
applicable banking laws or regulations.
                                              The Fund invests primarily in equity
                                              securities of U.S.-based companies whose
                                              growth, cash flow, earnings and dividend
                                              prospects are promising and whose
                                              securities are reasonably priced and have
                                              the potential for capital appreciation in
                                              the opinion of the Investment Adviser.
                                              Specifically, the Investment Adviser
                                              looks for companies with strong balance
                                              sheets and sustainable earnings growth. In

evaluating the prospects for a company's      PRINCIPAL RISKS
growth and earnings, the Investment Adviser
considers, among other things, the company's     All investments in equity mutual
historical performance and growth strategy,   funds, like the Fund, involve some level
the growth rate of the industries in which    of risk.  Simply defined, risk is the
it operates and the markets into which it     possibility that you will lose money or
sells, the nature of its competitive          not make money.  The principal risk
environment, technological developments and   factors for the Fund are discussed
trends in market share.  In attempting to     below.  Before you invest, please make
determine reasonable price levels for a       sure you understand the risks that apply
company's securities, the Investment          to your investment.
Adviser utilizes a variety of measurement
methods, including discounted cash flow       Market and Investment Risks
analysis of expected earnings streams and
an evaluation of the company's                   The value of the Fund's shares will
price-to-earnings ratio.                      fluctuate in accordance with the value of
                                              the securities held in its portfolio so
   The equity securities in which the Fund    that your shares, when redeemed, may be
invests consist primarily of                  worth more or less than their original
dividend-paying common stocks of              cost.  Declines are possible in the
large-capitalization companies, i.e.,         overall stock market or in the particular
companies with market capitalizations in      securities or types of securities held by
excess of $5 billion.  The Fund may invest    the Fund, and it is possible to lose
up to 20% of its assets in equity             money as a result of your investment.
securities of smaller companies.  The
equity securities in which the Fund may          The Fund may invest up to 20% of its
invest also include common stocks that do     assets in the securities of companies
not pay dividends, preferred stocks and       with market capitalizations of less than
corporate debt securities convertible into    $5 billion.  These companies carry
common stock.                                 additional risks because their earnings
                                              tend to be less predictable, their share
   Under normal market conditions, it is      prices are more volatile and their
the Fund's policy to invest at least 80% of   securities may be less liquid than the
its net assets (measured at the time of       securities of larger companies.
such investment) in the equity securities
of large-capitalization companies and, to     Portfolio Management Risks
the extent reasonably practicable, at least
80% of its assets in common stock.               The Investment Adviser's skill in
However, if the Fund's Investment Adviser     choosing investments for the Fund will
deems it beneficial for defensive purposes    affect the ability of the Fund to achieve
during adverse market, economic or other      its investment objectives, and the
conditions, and subject to restrictions, if   investment strategies employed by the
any, imposed by the New York Banking Law,     Fund may not match the performance of
the Fund may invest up to 100% of its         other strategies at different times or
assets temporarily in non-equity              under different market or economic
securities, such as investment grade          conditions.  Accordingly, the Fund's
corporate bonds, commercial paper and         performance for any period may differ
government securities.  In taking this        from the performance of the overall
action, the Fund would reduce its exposure    market or from other investments that may
to fluctuations and risks in the market for   be available to you.
equity securities and would increase its
exposure to fluctuations and risks of the     Limitation on the Amount of Redemptions
market for debt securities.  These
defensive actions would reduce the benefit       The amount that may be withdrawn from
from any upswing in the equity markets and,   the Fund by a shareholder on any day is
if the Investment Adviser does not            limited to the greater of 2,500 shares or
correctly anticipate fluctuations in the      10% of the total number of shares owned
equity and debt securities markets, may not   by the shareholder at the time the
contribute to the achievement of the Fund's   request for redemption is made.
investment objective.
                                              Regulatory Risks
   To a limited extent, the Fund also may
engage in other investment practices.            All of the Fund's shareholders are
                                              financial institutions (or subsidiaries
   More information about the Fund's          of, or holding companies for, financial
investments and strategies is provided in     institutions) that are regulated by state
the Statement of Additional Information.      and/or federal law.  Changes in federal
                                              and state regulations in effect from time
                                              to time may affect the type of securities
                                              and other instruments in which the Fund
                                              may invest and, therefore, could
                                              adversely affect the ability of the Fund
                                              to achieve its investment objectives.

   The ability of Eligible Institutions to    Procedures for Purchasing Shares
invest in the Fund (and the amounts that
they may invest) is subject to both federal      Eligible Institutions may submit
and state regulation.  Further regulatory     purchase orders by telephone for their
restrictions on the ability of Eligible       initial investment in the Fund or any
Institutions to invest in the Fund (or on     subsequent investment.  To make an
the size of their investments) could result   investment in the Fund, follow the
in a reduction in the size of the Fund and    instructions below under the heading
an increase the Fund's expense ratio,         "Share Purchase Procedures."
affect the Fund's ability to achieve
economies of scale, result in a reduction     Next-Day Settlement
in the Fund's investment returns and
adversely affect the ability of the Fund to      The Fund permits next-day settlement
achieve its investment objectives.            for shares purchased by telephone.
                                              Next-day settlement permits an Eligible
PORTFOLIO HOLDINGS                            Institution to place an order by
                                              telephone to purchase Fund shares at the
   A description of the Fund's policies and   net asset value per share next determined
procedures with respect to the disclosure     after receipt of the order to purchase
of the Fund's holdings of portfolio           and to deliver payment for the order by
securities is available in the SAI.           wire transfer the following business
                                              day.  Payment must be in the form of
SHARE PRICE - NET ASSET VALUE                 federal funds or other immediately
                                              available funds and must be received by
   The price of the Fund's shares is also     the Fund's Custodian, The Bank of New
referred to as its net asset value or NAV     York, prior to 4:00 P.M. New York City
per share.  The net asset value per share     time on the next business day after
of the Fund is determined by computing the    submission of the order to purchase, or
total value of all securities and other       the order will be canceled.
assets of the Fund, subtracting all of its
liabilities and then dividing by the total       A purchase order is binding upon the
number of shares of the Fund outstanding:     investor. If the Fund must cancel your
                                              order because payment was not timely
Net Asset Value = Total Assets - Liabilities  received, you will be responsible for the
                  --------------------------  difference between the price of the
                       Number of Shares       shares when ordered and the price of the
                        Outstanding           shares when the order is canceled, and
                                              for any fees or other losses and expenses
   The Fund determines its net asset value    incurred by the Fund.  The Fund may
per share as of 4:00 P.M., New York time.     redeem shares from your account in an
Shares will not be priced on days on which    amount equal to the amount of the
the New York Stock Exchange is closed for     difference in share price and the fees
trading.                                      and other losses and expenses incurred,
                                              if any, and may retain the proceeds of
   The Fund uses market prices in valuing     the redemption in satisfaction of your
portfolio securities, but may use fair        liability to the Fund.  You will continue
value estimates if reliable market prices     to be responsible for any deficiency.  In
are unavailable.                              addition, the Fund may prohibit or
                                              restrict you from electing next-day
PURCHASE OF FUND SHARES                       settlement in the future or from making
                                              future purchases of the Fund's shares.
   Investors purchase shares at the Fund's
next-determined net asset value after the        Any funds received by the Fund in
Fund receives your order to purchase.         respect of a canceled purchase order will
Orders to purchase shares are not binding     be returned upon instructions from the
on the Fund until accepted by the Fund.       sender, after deduction of any fees,
The Fund reserves the right to reject any     losses or other amounts for which you are
purchase order.                               responsible (as described above), without
                                              any liability to the Fund, the Investment
   Investors in the Fund pay no shareholder   Adviser, the Distributor or the
transaction fees, such as sales loads or      Custodian.  If it is not possible to
exchange fees, when purchasing shares.        return the funds the same day, you will
                                              not have use of the funds until the next
Procedures for Opening an Account with the    business day when it is possible to
Fund                                          effect the return payment.

   Accounts with the Fund may be                 The Fund reserves the right to reject
established by telephone.  To open an         any purchase order.
account, telephone the Fund's Distributor,
Shay Financial Services Inc., at              Reinvestment of Dividends and Capital
800-527-3713.                                 Gains Distributions

                                                 You may elect to have dividends and
                                              capital gains distributions of the Fund,
                                              when paid, reinvested in shares of the
                                              Fund at the net asset value per share

determined at the close of business on the    Share Certificates
ex-dividend date.  The Fund will reinvest
your dividends and capital gains                 The Fund will not issue certificates
distributions unless you make a contrary      representing the Fund's shares unless you
election at the time you open your            make a request in writing directly to the
account.  You may change an election at any   Fund's Administrator.  Wire and telephone
time prior to a record date for a dividend    redemptions of shares held in certificate
or distribution by notifying the Fund in      form are not permitted.
writing.

                            SHARE PURCHASE PROCEDURES

                            Initial Purchase
                            ----------------

To Open an Account or       Call the Fund at 800-527-3713.
Obtain Information

Minimum Investment          $20,000 minimum for initial investments.
                            There is no minimum for subsequent investments.

By Telephone                1. Call 800-527-3713 to submit a purchase
                            order by telephone and indicate the amount of the
                            investment or the number of shares you desire to
                            purchase. All purchases made by telephone must be
                            paid by wire transfer.

                            2. Wire funds using the wire instructions below.
                            Immediately available funds must be received by 4:00
                            P.M. New York City time on the next business day
                            after the order is submitted or the order will be
                            canceled.

Method of Payment and       All payments must be made by wire transfer.
Wire Instructions
                            First, call 800-527-3713 to notify the Fund that you
                            intend to purchase shares by wire and to verify wire
                            instructions. Then, wire funds care of The Bank of
                            New York, New York, NY:

                            ABA#:  021000018
                            A/C 8900403179
                            From:  (Name of Investor/Shareholder)
                            TIN:    (Shareholder's Taxpayer Identification Number)
                            Account Number:  (Investor's account number in the Fund)
                            For purchase of:  Asset Management Fund Large Cap
                                              Equity Institutional Fund, Inc.
                            Amount:  (Amount to be invested)
                            Ref. 110AF and (Shareholder Name and Account Number)

ANTI-MONEY LAUNDERING PROGRAM                 without this information may not be
                                              accepted and orders will not be
   The Fund is required to comply with        processed.  Pending verification of the
various federal anti-money laundering laws    investor's identity, the Fund will
and regulations.  Consequently, the Fund      require a signature guarantee in order to
may be required to hold the account of an     process redemption requests.  The Fund
investor if the investor appears to be        reserves the right to place limits on
involved in suspicious activity or if         transactions in any account until the
certain account information matches           identity of the investor is verified; to
information on government lists of known      refuse an investment in the Fund or
terrorists or other suspicious persons, or    involuntarily redeem an investor's shares
the Fund may be required to transfer the      and close an account in the event that an
account or proceeds of the account to a       investor's identity is not verified; or
government agency.  Federal law requires      suspend the payment of withdrawal
the Fund to obtain, verify and record         proceeds if it is deemed necessary to
identifying information, which may include    comply with anti-money laundering
the name, street address, date of birth,      regulations.  The Fund and its agents
taxpayer identification number or other       will not be responsible for any loss
identifying information for investors who     resulting from the investor's delay in
open an account with the Fund and persons     providing all required identifying
authorized to effect transactions in the      information or from closing an account
investor's account.  Financial institutions   and redeeming an investor's shares when
as defined at 31 U.S.C. 5312(a)(2)            an investor's identity cannot be verified.
regulated by a federal functional regulator
or a bank regulated by a state bank
regulator are not subject to the customer
identification requirements.  The Fund may
also ask to see other identifying
documents.  Applications

REDEEMING SHARES                              determined after receipt by the Fund of
                                              the request for redemption and all other
   You may withdraw any part of your          necessary documentation.  The computation
account at any time by redeeming shares       of net asset value of any excess number
(subject to the conditions and limited        of shares included in your redemption
exceptions described below).  You must        notice will be made at 4:00 P.M., New
provide the Fund with certified resolutions   York time, on the business day next
of your Board of Directors or Board of        succeeding the date of the first
Trustees (or other documentation              computation, subject to the maximum
satisfactory to the Fund) identifying         limitation of the greater of 2,500 shares
persons who are authorized to effect          or 10% of the total number of shares
redemptions on your behalf.                   owned on the date of giving such notice,
                                              with continuing like computations on each
   Investors in the Fund pay no shareholder   succeeding business day, until the net
transaction fees, such as redemption fees     asset value for all shares for which
or exchange fees, when redeeming shares.      notice has been received has been so
                                              determined.
   You may make redemption requests in
writing or by telephone.  If share               The procedures for computation of
certificates were issued to you for the       redemption prices for large redemptions
shares to be redeemed, the share              may be waived by the Board of Directors
certificates must accompany the redemption    in the event that it determines that such
request.  Procedures for redeeming shares     restrictions are not in the best
are described below.                          interests of the Fund and its
                                              shareholders.
   Shares are redeemed at their net asset
value per share next determined after            The redemption price will be paid by
receipt by the Fund of the request for        the Fund within seven business days after
redemption and all other necessary            receipt of the notice of redemption in
documentation in good order, including        good order by the Distributor, provided
share certificates, if any, for the shares    that the certificates for the shares to
being redeemed, except for certain large      be redeemed, if any, have been
redemptions described below under             surrendered duly endorsed for transfer,
"Limitation on the Amount of Redemptions."    guaranteed and delivered to the
                                              Distributor or to the Fund's Transfer
   Redemption requests should be directed     Agent.  In the event that the net asset
to the Fund's Distributor:                    value of any shares is computed on a day
                                              other than the day of delivery of notice
By telephone:       800-527-3713              of redemption, then the redemption price
                                              of such shares will be paid by the Fund
By mail or                                    within seven business days after such day
overnight courier   Shay Financial            of computation.
Services, Inc.
                    re:  Asset Management        These limitations on redemptions,
                         Fund Large           among other things, limit the risk that
                         Cap Equity           you may be adversely affected by frequent
                         Institutional        purchases and redemptions by other
                         Fund, Inc.           shareholders.  These limitations may be
                    230 West Monroe Street    waived in a particular case if the Board
                    Suite 2810                of Directors determines that the
                    Chicago, IL  60606        application of the limitations is not in
                                              the best interest of the Fund and its
                                              shareholders.
   Upon the receipt of such request in good
order as described below, you will receive    Telephone Redemptions
from the Fund the net asset value of the
redeemed shares which will be determined in      You may redeem shares by telephone by
accordance with the procedures described      calling the Fund at 800-527-3713.
below under "Limitation on the Amount of      Telephone redemption instructions must
Redemptions."                                 include your account number in the Fund
                                              and the dollar amount or number of shares
Limitation on the Amount of Redemptions       to be redeemed.

   The amount that you can redeem from the       Telephone redemption requests are not
Fund on any day is limited to the greater     available for shares for which share
of 2,500 shares or 10% of the total number    certificates have been issued.
of shares you own at the time the request     The Fund will employ reasonable
for redemption is made.                       procedures to confirm that instructions
                                              communicated by telephone are genuine.
If a request for redemption exceeds the       These procedures may include, among other
greater of 2,500 shares or 10% of the total   things, matching the name and title of
number of shares you own, the redemption      the person making a redemption request to
price for shares up to this limit will be
the net asset value per share next

the list of persons authorized by the            Redemptions also may be limited, and
shareholder to effect transactions in its     The  the date of payment postponed, as
account. Fund reserves the right to refuse    described above under "Limitation on the
a telephone redemption if it believes it      Amount of Redemptions."
advisable to do so.  Assuming the Fund's
security procedures are followed, neither        The right of redemption may also be
the Fund nor the Fund's Administrator,        suspended or payment in satisfaction of
Transfer Agent or Distributor will be         redemptions postponed for such other
responsible for the authenticity of           periods as may be established by the
redemption instructions received by           Board of Directors if the Board of
telephone and believed to be genuine, and     Directors determines that it is contrary
the investor will bear any loss.  The Fund    to the best interests of the Fund and its
may record all calls.                         other shareholders to commit the Fund to
                                              an earlier repurchase of any or all
   During periods of substantial economic     shares offered for redemption.  Such
or market change, telephone redemptions may   determination will be made only when the
be difficult to complete.  Shares may be      Board of Directors expressly concludes
redeemed by mail if you are unable to         that by reason of the number of shares to
contact the Fund by telephone.                be redeemed or the condition of the
                                              securities markets, there is doubt as to
Written Redemption Requests                   the ability of the Fund to liquidate
                                              sufficient assets to raise the necessary
   To be in good order, written redemption    funds within an earlier time without
requests must be signed exactly as the        undue sacrifice and that the existence of
account is registered by all persons in       extraordinary conditions requires
whose names the account is held and must      adoption of an emergency measure.
include the following information and
documents:                                       Requests for redemption received
                                              during a period when the right to redeem
o    the account number from which shares     is suspended may be withdrawn at any time
     are to be redeemed,                      until redemptions are recommenced.

o    the dollar value or number of shares     Redemption in Kind
     to be redeemed,
                                                 The Fund reserves the right to make a
o    the shareholder's phone number,          "redemption in kind" - payment in
                                              portfolio securities rather than cash -
o    the signatures of all account owners     if the Board of Directors determines
     exactly as registered on the account,    that, by reason of the closing of the New
                                              York Stock Exchange or otherwise, the
o    any certificates you are holding for     orderly liquidation of securities owned
     the shares being redeemed.               by the Fund is impracticable, or payment
                                              in cash would be prejudicial to the best
Payment (Wiring) of Redemption Proceeds       interests of the remaining shareholders
                                              of the Fund.  The Statement of Additional
   Redemption proceeds will be wired to       Information contains supplementary
your bank or other account shown on the       details concerning redemption in kind.
Fund's records.
                                              UNDERSTANDING PERFORMANCE
   Changes in the bank account for delivery
of redemption proceeds must be made by           From time to time the Fund reports
written instructions signed by an             performance information in the form of
authorized person.                            total return and average annual total
                                              return before taxes.  See, for example,
Exceptions to Obligation to Redeem            "Performance Summary" at page 4 of this
                                              Prospectus.  Total return shows the
   Redemptions may be suspended, and the      change in the value of an investment in
date of payment postponed, if:                the Fund over a specified period of time
                                              (such as one, three, five or ten years),
o    trading on the New York Stock Exchange   assuming reinvestment of all dividends
     is suspended or restricted,              and distributions and after deduction of
                                              all applicable charges and expenses
o    an emergency makes determination of      without taking into account any federal,
     net asset value or disposition of        state or local income taxes that you may
     portfolio securities not reasonably      pay.  The Fund's average annual total
     practicable, or                          return represents the annual compounded
                                              growth rate that would produce the total
o    the Securities and Exchange Commission   return achieved over the period.  The
     by order permits suspension for the      Fund also may report after-tax returns
     protection of shareholders.              which reflect federal income taxes on
                                              dividends and distributions and taxes on
                                              capital gains upon redemption of shares.

The after-tax performance information            Because everyone's tax situation is
reported by the Fund is calculated using      unique, you are urged to consult your tax
the historical highest individual federal     professional regarding the federal, state
marginal income tax rates, as required by     and local tax consequences that may be
rules of the Securities and Exchange          applicable to you.
Commission, and does not take into account
any state or local income taxes that you         Taxation of Dividends and
may pay.  Actual after-tax returns depend     Distributions.  In general, all dividends
on an investor's tax situation and your       paid out of net investment income,
after-tax returns may differ from those       together with distributions of short-term
reported by the Fund.                         capital gain, are taxable as ordinary
                                              income to shareholders whether or not
DIVIDENDS, DISTRIBUTIONS AND FEDERAL INCOME   reinvested.  Any net long-term capital
TAX STATUS                                    gains distributed to shareholders are
                                              treated as long-term capital gains to
Dividend Policy                               such shareholders, whether or not
                                              reinvested and regardless of the length
   The Fund pays dividends of net             of time a shareholder has owned its
investment income (generally income from      shares.  Long-term capital gains earned
dividends and interest, less expenses), if    by corporate shareholders will be taxed
any, quarterly.  The Fund usually makes       at the same rate as ordinary income.  A
distributions of net long-term capital        portion of dividends paid from net
gains, if any, realized during a fiscal       investment income attributable to
year in December of that fiscal year.         dividends from domestic corporations may
                                              qualify for the dividends-received
   The Fund's dividend distribution from      deduction for corporate shareholders.
net investment income will vary with the      Shareholders that are tax-exempt entities
amount of dividend and other investment       generally will not be taxed on amounts
income received, and the expenses incurred,   distributed to them by the Fund.
by the Fund.  In periods of relatively low
dividend and interest rates, the Fund's          The Fund expects to pay dividends
dividend and interest income may not exceed   quarterly and capital gain distributions
the Fund's expenses, so that dividend         annually, but there can be no assurance
distributions may not occur or may be low.    that there will be such dividends or
                                              distributions.  Dividends or capital
Tax Status; Treatment of Dividends,           gains distributions declared in October,
Distributions, Gains and Losses               November or December with a record date
                                              in such a month and paid during the
   Tax Status of the Fund.  The Fund has      following January will be taxable as if
elected to qualify, and intends to remain     received by shareholders on December 31
qualified, as a regulated investment          of the calendar year in which such
company under Subchapter M of the Internal    dividends or distributions are declared.
Revenue Code.  The Fund intends to            The Fund will notify shareholders after
distribute all of its net investment income   the close of its fiscal year of the
and capital gains to shareholders.            dollar amount and the taxable status of
Assuming that it is so qualified and makes    that year's dividends and distributions.
such distributions, the Fund will not be
subject to federal income tax on the net         Shareholders buying shares immediately
investment income and capital gains           prior to a distribution should note that
distributed.  If the Fund failed to qualify   the distribution will be taxable to them
as a regulated investment company or failed   even though the purchase price of the
to meet certain 90% distribution              shares will have included the amount of
requirements, it would be taxed as an         the forthcoming distribution.
ordinary corporation.  Even if it meets
these qualifications, if the Fund did not        Taxation of Gains and Losses upon Sale
distribute 98% of its ordinary income and     or Redemption.  Any gain or loss realized
98% of its capital gain net income, it        upon a sale or redemption of Fund shares
would be subject to a non-deductible 4%       held as capital assets by a non-corporate
excise tax on the amount required to be but   shareholder that is not tax-exempt or
not distributed.                              eligible for preferable tax treatment
                                              will generally be treated as long-term
   The following is a discussion of           capital gain or loss currently subject to
selected federal income tax considerations    tax at a maximum rate of 15% if the
that may affect shareholders of regulated     shares have been held for more than one
investment companies generally.  It does      year, and otherwise will be treated as
not purport to deal with all aspects of       short-term capital gain or loss.
U.S. federal income taxation that may be      However, any loss realized on the sale or
relevant to the Fund's shareholders.          redemption of Fund shares that have been
Special rules may apply to financial          held for six months or less will be
institutions and life insurance companies.    treated as long-term capital loss to the
                                              extent of the amount of any capital gains
                                              dividend received by the shareholder with
                                              respect to such shares.

   In order to avoid withholding tax on any      A discussion regarding the basis for
dividends, capital gain distributions and     the Board of Directors' approval of the
redemption proceeds, a shareholder must       Fund's investment advisory agreement with
certify that the taxpayer identification      the Investment Adviser will be available
number provided to the Fund is correct and    in the Fund's semi-annual report to
that the shareholder is not currently         shareholders for the six months ending
subject to backup withholding or is exempt    June 30, 2005.
from backup withholding.
                                              Portfolio Management
PORTFOLIO MANAGEMENT
                                                 Mr. John J. McCabe, Senior Vice
Investment Adviser                            President and Chief Investment Strategist
                                              of the Investment Adviser, provides
   Shay Assets Management, Inc. (the          macro-economic advice in connection with
"Investment Adviser") makes the investment    the management of the Fund.  Mr. McCabe
decisions for the Fund, subject to policies   has been a part of the portfolio
established by the Fund's Board of            management team for the Fund since 1991.
Directors, and is responsible for placing     He joined the Investment Adviser in
purchase and sale orders for portfolio        May 1995, and prior thereto he served as
securities and other investments.             Senior Vice President and Chief
                                              Investment Officer of Nationar, the
   Shay Assets Management, Inc. is a          Fund's former investment adviser.
registered investment adviser under the       Mr. McCabe is a director and past
Investment Advisers Act of 1940 and serves    President of the New York Society of
as investment adviser to Asset Management     Security Analysts, a past director of the
Fund, a registered investment company         Financial Analysts Federation and a
comprising six fixed-income portfolios with   member and founding Governor of the
aggregate net assets of approximately $4.2    Association for Investment Management and
billion at December 31, 2004, as subadviser   Research.  Mr. McCabe also has served as
to John Hancock Large Cap Select Fund, a      a portfolio manager of John Hancock Large
registered investment company with net        Cap Select Fund and its predecessor,
assets of approximately $77 million as of     M.S.B. Fund, Inc. since 1993.
December 31, 2004 and as subadviser to the
Value Equity Fund of RSI Retirement Trust,       Mr. Mark F. Trautman, Vice President
a registered investment company with net      of the Investment Adviser, is primarily
assets of approximately $113 million as of    responsible for the day-to-day management
December 31, 2004.                            of the Fund's portfolio investments.
                                              Mr. Trautman has been responsible for the
   The Investment Adviser's principal         management of the portfolio since 1993.
office is located at 230 West Monroe          He joined the Investment Adviser in
Street, Chicago, Illinois 60606.  The         May 1995, and prior thereto he served as
Investment Adviser is controlled by Rodger    Director of Mutual Fund Investments for
D. Shay, who is a Vice President of the       the Fund's former investment adviser,
Fund.  Shay Assets Management, Inc.,          Nationar.  Mr. Trautman also has served
together with its predecessor, Shay Assets    as a portfolio manager of John Hancock
Management Co., has served as the Fund's      Large Cap Select Fund and its
investment adviser since May 19, 1995.        predecessor, M.S.B. Fund, Inc. since
                                              1993.
Investment Adviser's Fee
                                                 The SAI contains additional
   The Fund pays the Investment Adviser a     information concerning the portfolio
graduated investment management fee.  The     managers' compensation, other accounts
fee is computed at the annual rate of 0.75%   managed by the portfolio managers and the
of the first $100,000,000 of the Fund's       portfolio managers' ownership of shares
average daily net assets and 0.50% of the     of the Fund.
Fund's average daily net assets in excess
of $100,000,000.  The fee payable to the      ADMINISTRATOR, TRANSFER AGENT AND
Investment Adviser is reduced to the extent   CUSTODIAN
the expenses of the Fund (exclusive of
legal, audit and directors' fees and             Administrator and Transfer Agent.
expenses) exceed 1.10% of the Fund's          BISYS Fund Services Ohio, Inc. ("BISYS"
average daily net assets during any fiscal    or the "Administrator" or the "Transfer
year.  This limitation did not result in      Agent"), 3435 Stelzer Road, Columbus,
any reduction of the Investment Adviser's     Ohio 43219, acts as administrator of the
fee during 2004.  The total amount paid by    Fund.
the Fund in 2004 in respect of investment
advisory services was 0.74% of the Fund's        BISYS also serves as the transfer
average net assets.                           agent and registrar for the Fund's shares.

   Custodian.  The Bank of New York (the
"Custodian"), New York, New York, is the
custodian of the Fund's investments.

DISTRIBUTOR

   Shay Financial Services, Inc. (the
"Distributor") acts as the distributor of
the Fund.  The Distributor's principal
office is located at 230 West Monroe
Street, Chicago, Illinois 60606.  The
Distributor is controlled by Rodger D.
Shay, a Vice President of the Fund.  The
Fund has authorized the Distributor to
undertake certain activities in connection
with the sale of shares of the Fund,
including informing potential investors
about the Fund through written materials,
seminars and personal contacts.  The
Distributor does not receive any
compensation from the Fund for these
activities.

                              ASSET MANAGEMENT FUND
                         LARGE CAP EQUITY INSTITUTIONAL
                                   FUND, INC.

                                        ---------------------------------------
                                       |                                       |
PRIMARY OBJECTIVE:                     |    STATEMENT OF                       |
Capital Appreciation                   |    ADDITIONAL                         |
                                       |    INFORMATION                        |
                                       |                                       |
SECONDARY OBJECTIVE:                   |    May 2, 2005                        |
Income                                 |                                       |
                                       | This Statement of Additional          |
                                       | Information is not a prospectus. You  |
THE OFFER AND SALE OF THE SECURITIES   | should read this document in          |
OFFERED BY MEANS OF THIS STATEMENT OF  | conjunction with the Prospectus of    |
ADDITIONAL INFORMATION HAVE NOT BEEN   | the Fund, dated May 2, 2005. This     |
REGISTERED UNDER THE SECURITIES ACT    | document incorporates by reference    |
OF 1933, AS AMENDED. SHARES OF THE     | the Prospectus and the financial      |
FUND MAY BE OFFERED AND SOLD ONLY TO   | statements, accompanying notes and    |
ELIGIBLE INSTITUTIONS WHOSE PRINCIPAL  | report of independent auditors        |
OFFICES ARE LOCATED IN THE STATE OF    | appearing in the Annual Report of the |
NEW YORK AND MAY NOT BE TRANSFERRED,   | Fund for the year ended December 31,  |
EXCEPT TO ANOTHER ELIGIBLE             | 2004. You may obtain a copy of the    |
INSTITUTION WHOSE PRINCIPAL OFFICE IS  | Prospectus and the Annual Report from |
LOCATED IN THE STATE OF NEW YORK.      | the Fund without charge at the above  |
                                       | address or by calling 800-527-3713.   |
                                       |                                       |
                                       |                                       |
                                       |                                       |
                                        ---------------------------------------

CONTENTS

     Fundamental Investment Policies -- Investment

THE FUND

      Asset Management Fund Large Cap Equity Institutional Fund, Inc. (the
"Fund") is a diversified, open-end management investment company organized as a
New York corporation. The Fund was incorporated under the laws of the State of
New York on October 29, 1952. The name of the Fund was changed from
"Institutional Investors Capital Appreciation Fund, Inc." to its current name on
April 28, 2003.

INVESTMENT OBJECTIVES, POLICIES, AND RISKS

Investment Objectives

      The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. The
Fund seeks to achieve these objectives by investing primarily in common stocks of companies whose growth, earnings and dividend prospects are promising and whose securities are reasonably priced and have potential for capital appreciation, in the opinion of its Investment Adviser. There is no assurance that the Fund will, in fact, achieve its investment objectives.

Risks

      All investments in equity mutual funds, like the Fund, involve some level of risk.

      Market and Investment Risks. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost.
Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund.

      The Fund may invest up to 20% of its assets in the securities of companies with market capitalizations of less than $5 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices more volatile and their securities less liquid than the securities of larger companies.

      Investments in mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      The Fund may invest from time to time in convertible debt securities and may, under abnormal market conditions, invest up to 100% of its assets in fixed income securities. See "--Investments under Abnormal Market Conditions" in this
Statement of Additional Information. Investments in fixed income securities expose the Fund to the risk that interest or principal may not be paid in a timely manner. In addition, prices of fixed income securities tend to move inversely with changes in interest rates. An increase in interest rates will result in a drop in the prices of fixed income securities, which could adversely affect the Fund's share price.

      Portfolio Management Risks. The Investment Adviser's skill in choosing appropriate investments for the Fund will affect the ability of the Fund to achieve its investment objective, and the investment strategies employed by the

Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

Additional Investment Strategies

      In addition to the principal investments and investment strategies described in the Prospectus (see "Investment Objective and Strategies" in the
Prospectus), the Fund may also invest in preferred stocks and corporate debt securities convertible into common stock. It is not expected that the Fund's holdings of convertible debt securities would ordinarily exceed 5% of the Fund's assets. Additionally, the Fund invests its non-committed cash primarily in commercial paper or, to the extent permitted under the New York Banking Law and the rules and regulations thereunder, the shares of money market mutual funds registered as investment companies under the Investment Company Act and maintaining a stable net asset value per share. The Fund's investments in commercial paper ordinarily consist of commercial paper rated "Prime-2" or better by Moody's Investors Services, Inc. or rated "A-2" or better by Standard
& Poor's Corporation. The Fund's investments in commercial paper typically mature overnight. The Fund may also write covered options. See "--Writing
Covered Call Options."

      The amount that the Fund may invest in any one money market mutual fund may not exceed 3% of the total outstanding voting stock of the money market fund or 5% of the total value of the assets of the Fund, and all such investments may not exceed 10% of the total value of the assets of the Fund. Any money market mutual fund in which the Fund may invest will incur certain expenses, which may include investment advisory fees, administration, custody, audit and legal fees, among others. The return on an investment in a money market mutual fund will be net of any such expenses incurred by the money market fund, and, accordingly, the return on an investment in a money market mutual fund may be less than the return that could be achieved by investing in money market instruments directly.

Investments under Abnormal Market Conditions

      Under normal market conditions, it is the Fund's policy to invest at least
80% of its net assets (measured at the time of such investment) in the equity securities of large-capitalization companies and, to the extent reasonably practicable, at least 80% of its assets in common stock. However, if the Fund's
Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, the Fund may invest up to 100% of its assets temporarily in non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the
Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund's investment objective.

Fundamental Investment Policies -- Investment Restrictions Regarding Portfolio Securities

      The following restrictions are fundamental policies and cannot be changed without approval of a majority of the Fund's outstanding voting securities. As a matter of fundamental policy, the Fund may not:

      o  purchase securities of an issuer if such purchase would cause more than
         25% of the value of the Fund's total assets (taken at current value) to be invested in the securities of any one issuer or group of issuers in the same industry;

      o  purchase securities of an issuer if such purchase would cause more than
         5% of any class of securities of such issuer to be held by the Fund;

      o  purchase securities of an issuer (other than obligations of the United
         States and its instrumentalities) if such purchase would cause more than 5% of the Fund's total assets, taken at market value, to be invested in the securities of such issuer;

      o  invest in any issuer for the purpose of exercising control of management;

      o  underwrite securities of other issuers;

      o  purchase or sell real estate or real estate mortgage loans;

      o  deal in commodities or commodities contracts;

      o  loan money, except that, subject to the restrictions, if any, imposed by the New York Banking Law, the Fund may (A) purchase debt obligations and (B) make sales of federal funds (loans maturing in fewer than seven days to depository institutions and generally made through the Federal
         Reserve System);

      o  purchase on margin or sell short any security, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities;

      o  borrow money or mortgage or pledge any of its assets, except that the
         Fund may borrow money from banks for temporary or emergency (but not leveraging) purposes in an amount up to 5% of the Fund's total assets when the borrowing is made, and may pledge up to 15% of its assets to secure such borrowings;

      o  purchase or retain securities of an issuer if any officer, director or employee of, or counsel for, the Fund is an officer, director or employee of such issuer; or

      o  write, purchase or sell puts, calls or combinations thereof, except that the Fund may (A) write covered call options with respect to any or all of its portfolio securities and (B) enter into closing purchase transactions with respect to such options.

      In addition to the foregoing, the Fund will not make any investment or engage in any transaction which would cause the Fund's shares not to be eligible for investment by savings banks under the laws of the State of New York. That law effectively limits the types of investments which the Fund may make by generally limiting savings banks to investing in investment companies which invest in securities in which a savings bank may itself invest. As currently in effect, the New York Banking Law and the Banking Department's regulations thereunder and interpretations thereof operate to limit investment by the Fund to "qualified equity securities" and "qualified debt securities" in which a prudent person of discretion and intelligence in such matters who is seeking a reasonable income and preservation of capital would invest. A "qualified equity security" means an equity security which is, at the time of acquisition, listed on the New York Stock Exchange or the American Stock Exchange or for which representative high and low bid prices are regularly quoted on the National
Association of Securities Dealers Automated Quotation System. A "qualified debt security" means a debt security which is not in default as to either principal or interest when acquired. The Fund's investments under the "prudent man"
regulations of the Banking Department are subject to the further restriction that the Fund may not invest in or otherwise acquire any equity security (or security convertible into an equity security) issued by any bank, trust company, savings bank, savings and loan association, bank holding company, banking organization, life insurance company, or corporation engaged principally in the issue, flotation, underwriting, public sale or distribution of securities except to the extent otherwise permitted by the Banking Department.

      Restrictions and policies of the Fund which are based on the laws of the
State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund's shareholders.

Other Investment Restrictions

      In addition to the restrictions identified above as "Fundamental
Policies", the Fund may not:

      o  invest in securities of any other investment company, except for (i)
         securities of investment companies acquired as part of a merger, consolidation or other acquisition of assets, and as may be consistent with applicable banking laws of the State of New York and (ii) equity securities of investment companies that operate as money market funds maintaining a stable net asset value per share pursuant to the rules of the Securities and Exchange Commission, which investments shall be subject to the limitations on investments in other investment companies set forth in the Investment Company Act of 1940 and the applicable rules and regulations thereunder and provided that investments in such money market mutual funds are permitted under the Banking Law and the rules and regulations thereunder;

      o  purchase any security if, as a result of such transaction, more than
         10% in the aggregate of the Fund's total assets (at current value)
         would be invested in (A) securities restricted as to disposition under federal securities laws and (B) securities for which there are no readily available market quotations;

      o  participate on a joint or joint and several basis in any trading account in securities; or

      o  invest in the securities of issuers which, together with any predecessors, have a record of less than three years of continuous operation.

Investment policies and restrictions that are not "fundamental" may be changed without a vote of the shareholders.

Issuance of Senior Securities

      The Fund does not issue senior securities, except that it may borrow money for temporary administrative or liquidity (but not leveraging) purposes, as described above under "Fundamental Investment Policies -- Investment
Restrictions Regarding Portfolio Securities." The Fund may borrow only from banks up to an amount not in excess of 5% of the value of the Fund's total assets at the time of the loan, repayable in not more than 60 days. This policy is a fundamental investment policy of the Fund and may not be altered, amended, or repealed except as authorized by the vote of a majority of the outstanding shares of the Fund.

Writing Covered Call Options

      Covered Call Options. The Fund may engage in writing (i.e., selling) call options listed on organized securities exchanges with respect to securities owned by the Fund (called "covered" options). Except in the circumstances described below, the Fund will not sell any security subject to a call option written by the Fund so long as that option is outstanding. Call options are currently listed on the Chicago Board Options Exchange and the New York,
American, Midwest and Pacific Stock Exchanges. A call option gives the purchaser the right to buy a security from the Fund at a fixed price (the "exercise price") at any time prior to the expiration of the option contract regardless of the market price of the security at that time. In return for such right, the purchaser pays the Fund a premium, which the Fund retains whether or not the purchaser exercises the option. The premium represents consideration to the Fund for undertaking the option obligation and thereby foregoing (during the period of the option) the opportunity to profit from an increase in the market price of the underlying security above the exercise price. For example, assume the Fund owns 100 shares of XYZ and, at a time when the market price of XYZ was $50 per share, the Fund wrote a six month call option on those shares at an exercise price of $50 for a premium of $500 (less transaction costs). If the price of XYZ declined to $40 per share the call would likely not be exercised. The 100 XYZ shares would have declined $1,000 in value and the Fund would have received income in the amount of $500. On the other hand, should the price of XYZ rise to
$60 per share the call would likely be exercised with the result that, in exchange for the $500 premium, the Fund would have foregone the $1,000 appreciation on the underlying shares.

      When the Fund writes an option the securities subject to the option will be segregated or otherwise held for delivery in accordance with the requirements of any applicable securities exchange. The Fund may purchase call options only for the purpose of closing out a previous option commitment (called a "closing purchase transaction"). A closing purchase transaction is made by buying an option with identical terms as an option previously written, resulting in the cancellation of the Fund's previous option obligation. If the Fund wishes to sell securities on which it has options outstanding it would execute a closing purchase transaction prior to selling the securities. A profit or loss may be realized on a closing purchase transaction if the amount paid to purchase a call option previously written is less or more than the amount received from its sale.

      The writing of covered call options involves certain risks. An option position may be closed out only on an exchange that provides a market for an option of the same series. Although the Fund will generally write only those call options for which there appears to be an active market, there is no assurance that an active market on an exchange will exist for any particular option at any particular time. If the Fund as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it would, as a result, be subject to any price decline in the underlying security. If such a situation were to arise, the Fund's Investment Adviser would determine whether to hold the underlying securities and risk depreciation in their market value or to sell the securities and substitute cash or other securities as collateral for the option obligation.

      In general, premiums received on options that are not exercised and gains or losses realized on closing purchase transactions are treated as short-term capital gains or losses. When an option is exercised the premium is added to the exercise price and the resulting gain or loss is characterized as a short- or long-term capital gain or loss depending on the holding period of the underlying securities. In general, brokerage commissions associated with buying and selling call options are higher than those associated with other securities transactions.

      The Board of Directors has directed the Fund's Investment Adviser to write options only in situations where the exercise price plus the premium (less transaction costs) would, at the time the option is written, equal a price at which the Investment Adviser would recommend selling the underlying securities because of fundamental investment considerations. Consequently, the Fund does not believe that option writing has a material effect on the Fund's portfolio turnover rate, and the Fund believes that option writing may contribute both to the capital appreciation and income objectives of the Fund. In addition, the
Board of Directors has directed the Investment Adviser to restrict option writing so that no more than 15% of the Fund's total assets may be subject to outstanding options at any time. The Board of Directors may change these restrictions whenever such changes appear to be in the best interest of the
Fund.

Portfolio Turnover

      Although the Fund does not intend to engage in substantial short-term trading, it may, in order to take advantage of new investment opportunities or to preserve gains or limit losses, sell portfolio securities without regard to the length of time that they have been held. The Fund's annual portfolio turnover rate was 22% and 14% in 2003 and 2004, respectively. The portfolio turnover rate is determined by dividing the amount of the lesser of the purchases or sales during the year by the average value of the Fund's portfolio securities during such year. The portfolio turnover rate of the Fund is not normally expected to exceed 75% but may do so if the Fund's investment objectives and policies in the light of market conditions require more frequent trades.

Disclosure of Portfolio Holdings

      The Fund discloses its portfolio holdings in quarterly filings with the
Securities and Exchange Commission. Pursuant to policies and procedures approved by the Fund's Board of Directors, the Fund's Investment Adviser may disclose information concerning the Fund's portfolio holdings and characteristics (i) to the Fund's Administrator and other service providers to enable them to carry out their responsibilities to the Fund, (ii) in accordance with industry practice, to companies that collect and maintain information about mutual funds, (iii) to shareholders and prospective shareholders of the Fund that are regulated entities and by law or business practices are required to receive such information and (iv) in other circumstances if reviewed and approved by the
Chief Compliance Officer and President of the Investment Adviser and the
Compliance Officer of the Distributor.

PURCHASE AND REDEMPTION OF SHARES

      Procedure for Purchasing and Redeeming Shares. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

      Purchase and Redemption at Net Asset Value. Investors may purchase shares of the Fund at the Fund's net asset value per share next determined after receipt of an order for purchase as described in the Prospectus.

      Investors may redeem shares of the Fund at the Fund's net asset value per share. However, the amount that may be redeemed from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

      If a request for redemption exceeds the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares as to which notice is received from a shareholder will be made at 4:00 P.M., New
York time, on the business day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or
10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the net asset value for all shares for which notice has been received has been so determined.

      The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

      Determination of Net Asset Value. Net asset value per share of the Fund is determined as of 4:00 P.M., New York time. The Fund computes its net asset value once daily on days the New York Stock Exchange is open for trading. Purchase orders received prior to 4:00 P.M., New York time, on a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on such day. Orders received after 4:00 P.M., New York time, on a trading day or on a day that is not a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on the next trading day.

      The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding. For purposes of such computation, a security listed on a national securities exchange is valued at the last reported sale price thereof on the exchange where the security is principally traded. A security traded on the
NASDAQ National Market System is valued at the "Official Closing Price" as reported by NASDAQ. If no trade occurs on such exchange or system on the date of computation, such security will be valued at the mean of the last bid and asked prices on such day on such exchange or system.

      Securities not listed on a national securities exchange or on the NASDAQ
National Market System but traded in an over-the-counter market are valued at the average of the last bid and asked prices prior to the computation.
Short-term interest-bearing investments for which market quotations are not available are valued at cost plus discount earned, which the Board of Directors has determined to be fair value. Other securities are valued at their fair value, as determined in good faith by the Board of Directors of the Fund.

      Securities underlying outstanding call options written by the Fund are valued at their market price as determined above. Premiums received on the sale of call options are included in net asset value; however, the current market value of outstanding options written by the Fund is deducted in computing net asset value. The current market value of an option listed on an organized securities exchange is based on the last sale price on such exchange prior to
4:00 P.M., New York time, or, if none, the mean of the last bid and asked prices as of 4:00 P.M., New York time.

      Securities for which market quotations are not readily available or are deemed unreliable are valued at fair value determined in good faith under procedures established by and under the supervision of the Board of Directors.
Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) when significant events occur that may affect the securities of a single issuer, such as mergers, bankruptcies or significant issuer-specific developments, (ii) when significant events occur that may affect a market sector or an entire market, such as natural disasters or significant governmental actions and (iii) when other events occur such as markets closing early or not opening or security trading halts.

      Procedure for Purchasing and Redeeming Shares. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

      Redemption in Kind. The Fund reserves the right to make redemption payments, in whole or in part, in kind, in securities or other assets of the
Fund. Payment in kind will be made only if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining shareholders of the Fund. In making a redemption in kind, the Fund reserves the right to select from each portfolio holding a number of shares that will reflect the portfolio make-up and the value of which (determined on the same basis used to compute the net asset value of the shares being redeemed) will approximate the value of the Fund shares being redeemed or to select from one or more portfolio investments shares approximately equal in value to the total value of the Fund shares being redeemed. Any shortfall will be made up in cash.

      Investors receiving an in-kind redemption payment will incur a brokerage charge on the disposition of the securities through a broker.

INCOME TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

      The following is a summary of certain additional federal income tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. It does not purport to deal with all aspects of
U.S. federal income taxation that may be relevant to the Fund or the Fund's shareholders. Special rules may apply to financial institutions and life insurance companies. Because everyone's tax situation is unique, you are urged to consult your tax professional regarding the federal, state and local tax consequences that may be applicable to you.

      The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code. As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (i.e., its investment company taxable income, as that term is defined in the Internal Revenue Code, without regard to the deduction for dividends paid) and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least 90% of its net investment income for the taxable year and satisfies certain other requirements of the
Internal Revenue Code relating principally to the nature of its income and assets.

      It is the Fund's policy to distribute all of its net investment income
(income from dividends and interest, less expenses) and net short-term capital gain, if any, as ordinary income dividends and to distribute substantially all net long-term capital gain (net of short-term capital loss) on sales of portfolio securities as capital gain distributions. Any net capital loss realized by the Fund for a tax year may be carried over by the Fund to offset capital gain realized by the Fund for eight years following the year of the loss. If the Fund should fail to qualify for Subchapter M status, it would be subject to federal corporate income tax on its net investment income and capital gains. In addition, distributions to shareholders generally would be taxed as corporate dividends at ordinary income rates, and no portion of the dividends would be afforded capital gains treatment. In the event the Fund fails to distribute to shareholders in a calendar year an amount equal to the sum of (i)
98% of its ordinary income (excluding capital gain), (ii) 98% of its capital gain net income (determined as of the twelve-month period ending October 31), and (iii) the amount, if any, of ordinary income and capital gain not distributed in the preceding calendar year, it would be subject to a non-deductible 4% excise tax on the amount required to be but not distributed.
Because the Fund expects to distribute all of its net investment income and net capital gain, it does not expect to incur a liability for this tax.

      In general, the portion of the dividends paid by the Fund out of qualifying dividends received by the Fund from domestic corporations with respect to shares which are held by the Fund for the required holding period will be eligible, whether paid in cash or in additional shares, for the federal income tax 70% dividends-received deduction that is available to certain corporate taxpayers. Except with respect to certain cumulative dividends on preferred stock designated as such by the Fund, the required holding period is at least 46 days during the 90-day period that begins 45 days before the shares become ex-dividend with respect to such dividend, excluding certain periods during which the Fund's risk of loss is diminished. Because a portion of the dividends paid by the Fund will be paid out of, in addition to such qualifying dividends, other income such as interest income and net short-term capital gains realized by the Fund, less than 100% of the dividends will be eligible for the
70% dividends-received deduction. Dividends paid on shares of the Fund will not be eligible for the dividends-received deduction if the corporate shareholder holds such shares for less than the required holding period as generally described above.

      Other provisions of the Internal Revenue Code may also limit the availability of the dividends-received deduction to shareholders. For example, the 70% dividends-received deduction cannot, in general, exceed 70% of a corporation's taxable income (determined without regard to the 70%
dividends-received deduction). In addition, the Internal Revenue Code reduces the 70% dividends-received deduction with respect to portfolio stock where debt is attributable to the investment in such stock. In addition, the 70%
dividends-received deduction is not permitted for purposes of calculating a shareholder's alternative minimum tax.

OFFICERS AND DIRECTORS OF THE FUND

      The directors of the Fund, in addition to reviewing the actions of the
Fund's Investment Adviser, decide upon matters of general policy at their regular meetings. The Fund's officers supervise the business operations of the
Fund.

      The Fund has fourteen directors who are elected for staggered terms of three years each. The directors and officers of the Fund, together with their addresses and ages, their positions with the Fund, their length of service, the years of expiration of their terms as directors and officers and their principal occupations for the last five years and other directorships held are set forth in the following table. The Fund Complex that includes the Fund consists of (1)
the Fund and (2) Asset Management Fund, each of which is a registered investment company for which Shay Assets Management, Inc. acts as investment adviser.

                                                                                                 Number of
                                                                                                 Portfolios
                              Position(s)                                                        in Fund
                              Held with the                                                      Complex       Other
                              Fund and Length    Expiration    Principal Occupations During      Overseen by   Directorships
Name, Address and Age         of Service         of Term       Past 5 Years                      Director      Held+
---------------------         ---------------    ----------    ----------------------------      -----------   -------------

INTERESTED DIRECTORS

RALPH F. BROUTYo              Director since        2006       Former Chairman of the Board           1        None
P.O. Box 197                  1991                             and Chief Executive Officer,
112 West Grove Street                                          Watertown Savings Bank.
Dexter, NY  13634
Age:  75

JOSEPH R. FICALORAo           Director since        2007       President and Chief Executive          1        RSI Retirement
615 Merrick Avenue            1999                  2006       Officer and a director of New                   Trust
Westbury, NY  11590           President since                  York Community Bancorp, Inc.
Age:  58                      2004                             and President of Queens County
                                                               Savings Bank, one of its
                                                               operating divisions.

WILLIAM C. McGARRYo           Director since        2007       President and Chief Executive          1        None
71-02 Forest Avenue           2005                             Officer since January 1, 2004
Ridgewood, NY 11385                                            and President and Chief
Age:  54                                                       Operating Officer (January 1,
                                                               2001 - December 31, 2003) of
                                                               Ridgewood Savings Bank.

WILLIAM A. McKENNA, JR.o      Director since        2006       Chairman Emeritus and formerly         7        Asset Management
71-02 Forest Avenue           1989                             Chairman of the Board and Chief                 Fund; RSI
Ridgewood, NY 11385                                            Executive Officer of Ridgewood                  Retirement Trust
Age:  68                                                       Savings Bank.

                                                                                                 Number of
                                                                                                 Portfolios
                              Position(s)                                                        in Fund
                              Held with the                                                      Complex       Other
                              Fund and Length    Expiration    Principal Occupations During      Overseen by   Directorships
Name, Address and Age         of Service         of Term       Past 5 Years                      Director      Held+
---------------------         ---------------    ----------    ----------------------------      -----------   -------------

NON-INTERESTED DIRECTORS

DANIEL J. DEVINE              Director since        2006       President and Chief Executive          1        None
300 Broadway                  2005                             Officer, Rondout Savings Bank.
Kingston, NY 12401
Age:  58

CHRIS C. GAGAS                Director since        2007       Chairman of the Board of               1        None
214 West First Street         1986                             PathFinder Bancorp, Inc. and
Oswego, NY 13126                                               its wholly-owned subsidiaries,
Age:  74                                                       PathFinder Bank and PathFinder
                                                               Commercial Bank.

MICHAEL R. KALLET             Director since        2008       President and Chief Executive          1        None
182 Main Street               1990                             Officer of Oneida Financial
Oneida, NY 13421                                               Corp. and its wholly-owned
Age:  54                                                       subsidiary, Oneida Savings Bank.

MICHAEL J. HEGARTY            Director since        2006       President and Chief Executive          1        Flushing Financial
1979 Marcus Avenue            2005                             Officer, Flushing Financial                     Corporation; EDO
Lake Success, NY 11042                                         Corporation.                                    Corporation
Age:  65

ROBERT E. KERNAN, JR.         Director since        2008       Chairman of the Board,                 1        None
19 Cayuga Street              1992                             President and Chief Executive
Seneca Falls, NY 13148                                         Officer, The Seneca Falls
Age:  62                                                       Savings Bank.

CLIFFORD M. MILLER            Director since        2008       Chairman of the Board,                 1        None
180 Schwenk Drive             1999                             President and Chief Executive
Kingston, NY 12401                                             Officer, Ulster Savings Bank.
Age:  62

VINCENT F. PALAGIANO          Director since        2006       Chairman of the Board and Chief        1        None
209 Havemeyer Street          1996                             Executive Officer, The Dime
Brooklyn, NY 11201                                             Savings Bank of Williamsburgh;
Age:  64                                                       Chairman of the Board and Chief
                                                               Executive Officer of Dime
                                                               Community Bancshares, Inc.

MICHAEL J. POLLOCK            Director since        2007       President and Chief Executive          1        None
75 South First Street         2005                             Officer of Fulton Savings Bank.
Fulton, NY 13069
Age:  50

                                                                                                 Number of
                                                                                                 Portfolios
                              Position(s)                                                        in Fund
                              Held with the                                                      Complex       Other
                              Fund and Length    Expiration    Principal Occupations During      Overseen by   Directorships
Name, Address and Age         of Service         of Term       Past 5 Years                      Director      Held+
---------------------         ---------------    ----------    ----------------------------      -----------   -------------

JOHN M. SCARCHILLI            Director since        2008       President and Chief Executive          1        RSI Retirement
21 Second Street              2005                             Officer of Pioneer Savings Bank                 Trust
Troy, NY 12180                                                 and, since November 2004,
Age:  54                                                       President and Chief Executive
                                                               Officer of its wholly-owned
                                                               subsidiary, Pioneer Commercial
                                                               Bank.

CHARLES M. SPROCKo            Director since        2007       Chairman of the Board,                 1        None
100 West Dominick Street      1986                             President and Chief Executive
Rome, NY 13440                                                 Officer, The Rome Savings Bank
Age:  65                                                       and its holding company, Rome
                                                               Bancorp, Inc.

OTHER OFFICERS

RODGER D. SHAY                Vice President        2006       Chairman and the sole director        N/A       Asset Management
1000 Brickell Avenue          and Assistant                    of the Fund's Investment                        Fund; Horizon Bank
Miami, FL  33131              Secretary since                  Adviser, Shay Assets
Age:  68                      1995                             Management, Inc.; Chairman and
                                                               the sole director of the Fund's
                                                               distributor, Shay Financial
                                                               Services, Inc.; Chairman, sole
                                                               director and President of Shay
                                                               Investment Services, Inc., an
                                                               enterprise which owns 100% of
                                                               Shay Assets Management, Inc.,
                                                               and Shay Financial Services,
                                                               Inc.

EDWARD E. SAMMONS, JR.        Vice President        2006       President of the Fund's               N/A       None
230 West Monroe Street,       and Secretary                    Investment Adviser, Shay Assets
Suite 2810                    since 1995                       Management, Inc.; Executive
Chicago, IL  60606                                             Vice President of the Fund's
Age:  65                                                       distributor, Shay Financial
                                                               Services, Inc.; Executive Vice
                                                               President of Shay Investment
                                                               Services, Inc.

JOHN J. McCABE                Vice President        2006       Senior Vice President of Shay         N/A       Flushing
655 Third Avenue, Suite 816   since 1995                       Assets Management, Inc.                         Financial
New York, NY  10017                                                                                            Corporation
Age:  61

MARK F. TRAUTMAN              Vice President        2006       Vice President of Shay Assets         N/A       None
655 Third Avenue, Suite 816   since 1995                       Management, Inc.; Portfolio
New York, NY  10017                                            Manager of the Fund and John
Age:  39                                                       Hancock Large Cap Select Fund
                                                               (and its predecessor M.S.B.
                                                               Fund, Inc.)
                                                               Chief Compliance Officer (since
DANIEL K. ELLENWOOD           Anti-Money            2006       2004), Operations Manager             N/A       None
230 West Monroe Street,       Laundering                       (since 2003) and Compliance
Suite 2810                    Compliance                       Officer (since 1997) of Shay
Chicago, IL  60606            Officer since                    Assets Management, Inc. and
Age:  35                      2003                             Compliance Analyst (since 1996)
                                                               of Shay Financial Services, Inc.

                                                                                                 Number of
                                                                                                 Portfolios
                              Position(s)                                                        in Fund
                              Held with the                                                      Complex       Other
                              Fund and Length    Expiration    Principal Occupations During      Overseen by   Directorships
Name, Address and Age         of Service         of Term       Past 5 Years                      Director      Held+
---------------------         ---------------    ----------    ----------------------------      -----------   -------------

FREDERICK J. SCHMIDT          Chief                 2006       Senior Vice President and Chief       N/A       None
90 Park Avenue                Compliance                       Compliance Officer, CCO
10th Floor                    Officer since                    Services of BISYS Fund Services
New York, NY 10016            2004                             since 2004; Chief Compliance
Age:  45                                                       Officer of four other
                                                               investment companies or fund
                                                               complexes for which CCO
                                                               Services of BISYS Fund Services
                                                               provides compliance services,
                                                               since 2004; President, FJS
                                                               Associates (regulatory
                                                               consulting firm) from 2002 to
                                                               2004; Vice President, Credit
                                                               Agricole Asset Management, U.S.
                                                               from 1987 to 2002.

TRENT M. STATCZAR             Treasurer since       2006       Financial Services Director of        N/A       None
3435 Stelzer Road             2002                             BISYS Fund Services Ohio, Inc.
Suite 1000                                                     since September 2000; Financial
Columbus, OH 43219                                             Services Manager of BISYS Fund
Age:  33                                                       Services Ohio, Inc. (January
                                                               1998 to September 2000);
                                                               Financial Services Associate
                                                               Manager of BISYS Fund Services
                                                               Ohio, Inc. (November 1997 to
                                                               January 1998).

ALAINA V. METZ                Assistant             2006       Vice President of BISYS Fund          N/A       None
3435 Stelzer Road             Secretary since                  Services Ohio, Inc. since 2002;
Columbus, OH  43219           1999; Assistant                  Chief Administrative Officer of
Age:  38                      Treasurer since                  BISYS Fund Services Ohio, Inc.
                              2002                             (1995-2002).

----------------------
+  Directorships held in (1) any other investment companies registered under the Investment Company Act of 1940, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended
   (the "Exchange Act") or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

*  These directors are regarded as interested persons under the Investment Company Act by virtue of their positions as officers of the Fund.

o  This director may be an "interested person" of the Fund as defined in the Investment Company Act because he is an executive officer or director of a bank owning 5% or more of the outstanding shares of the Fund.

      The Fund has an Executive Committee, composed of Messrs. Ficalora
(Chairman),* Kallet and McKenna. Subject to limitations provided by law and the
Fund's by-laws, the Executive Committee is authorized to exercise the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2004.

      The Fund has a standing Nominating Committee, composed of Messrs.
Palagiano (Chairman), Scarchilli and Sprock, whose function is to recommend nominees for election as directors and officers of the Fund. The Committee holds informal discussions as necessary concerning its activities and met twice during
2004. The Nominating Committee will consider nominees proposed by shareholders.
Shareholders who desire to propose a nominee should write to the Secretary of the Fund and furnish adequate biographical data, including information concerning the qualifications of the proposed nominee.

      The Fund has a standing Audit Committee composed of Messrs. Kernan
(Chairman), Gagas and Hegarty. The Audit Committee has responsibility for the selection and termination of the Fund's independent registered public accounting firm. The Audit Committee also reviews with the Fund's independent registered public accounting firm the scope and results of the annual audit and matters having a material effect upon the Fund's financial statements. The Audit
Committee met twice during 2004.

      Each of the directors of the Fund is an officer or director of an Eligible
Institution or of a holding company which controls one or more Eligible
Institutions. Any of such Eligible Institutions may from time to time purchase at its discretion sufficient shares of the Fund so that its holding may exceed
5% of the then outstanding shares of the Fund. Eligible Institutions are not restricted by the Fund as to the number of shares of the Fund that they may purchase or hold. (See "Principal Holders of Securities.")

Certain Other Affiliations and Business Relationships

      Certain directors and officers of the Fund also are (or in the two most recently completed calendar years have been) directors, trustees, officers or employees of Fund's Investment Adviser or Distributor (or their affiliates) or of Asset Management Fund, which is a registered investment company having the same investment adviser as the Fund, or M.S.B. Fund, Inc., a registered investment company for which Shay Assets Management, Inc. acted as investment adviser and which ceased operations in August 2003, as indicated in the following table. Position(s) Held with the Investment Adviser and Name of
Director or Officer Position(s) Held with Position(s) Held with Distributor and their of the Fund Asset Management Fund M.S.B. Fund, Inc. Affiliates

--------
*  This director is an interested person under the Investment Company Act by virtue of his position as an officer of the Fund. Mr. Ficalora also is an executive officer of a bank owning 5% or more of the outstanding shares of the Fund.

                                                                                        Position(s) Held with the
                                                                                        Investment Adviser and
Name of Director or Officer   Position(s) Held with       Position(s) Held with         Distributor and their
of the Fund                   Asset Management Fund       M.S.B. Fund, Inc.             Affiliates
---------------------------   ---------------------       ---------------------         -------------------------

Directors of the Fund

Joseph R. Ficalora            None                        Director and President        None

William A. McKenna, Jr.       Trustee                     Director                      None

Officers of the Fund

John J. McCabe                None                        Vice President                Senior Vice President of the
                                                                                        Investment Adviser

Edward E. Sammons, Jr.        President                   Vice President and Secretary  President of the Investment
                                                                                        Adviser; Executive Vice
                                                                                        President of the Distributor

Rodger D. Shay                Chairman of the Board and   Director, Vice President      Chairman and director of the
                              Trustee                     and Assistant Secretary       Investment Adviser and the
                                                                                        Distributor; director and
                                                                                        majority stockholder of Shay
                                                                                        Investment Services, Inc.,
                                                                                        which controls the Fund's
                                                                                        Investment Adviser and
                                                                                        Distributor

Mark F. Trautman              None                        Vice President                Vice President of the
                                                                                        Investment Adviser

Daniel K. Ellenwood           Secretary                   Anti-Money Laundering         Chief Compliance Officer,
                                                          Compliance Officer            Operations Manager /
                                                                                        Compliance Officer and
                                                                                        Compliance Analyst of the
                                                                                        Investment Adviser

Trent M. Statczar             Treasurer                   Treasurer                     None

Alaina V. Metz                Assistant Secretary         Assistant Secretary           None

      Certain directors of the Fund are officers, directors or trustees of
Eligible Institutions that are "affiliated persons" of the Fund as the result of owning more than 5% of the outstanding shares of the Fund. See "Principal
Holders of Securities."

      John J. McCabe, who is an officer of the Fund and an officer and of the
Investment Adviser has served as a director of Flushing Financial Corporation since 2003; and Michael J. Hegarty, who has served as a director of the Fund since April 21, 2005, is an officer and director of Flushing Financial
Corporation and its subsidiary Flushing Savings Bank.

Compensation of Directors and Officers

      Directors of the Fund receive compensation for their services as directors of the Fund consisting of:

o  a $10,000 annual retainer per director, payable in four quarterly installments
o  a per-meeting fee of $1,000 for each meeting of the Board of Directors attended in person
o  a per-meeting fee of $250 for each meeting of a Board committee attended in person on a date on which a meeting of the Board of Directors is not held.

The Board of Directors holds its regular meetings quarterly. Directors do not receive any additional fee for telephonic meetings. Directors also are reimbursed for reasonable expenses incurred in attending meetings or otherwise incurred in connection with their attention to the affairs of the Fund.

      In recognition of the additional responsibilities and duties performed by the President of the Fund, the President receives an additional annual retainer of $2,000, payable in four quarterly installments, which is in addition to the compensation the President receives as a director. The other officers of the
Fund do not receive any compensation from the Fund other than the compensation they may receive as directors of the Fund. No fee is payable for telephonic meetings of the Board of Directors or any committee. No pension or retirement benefits are paid to directors or executive officers.

      The total compensation paid to the directors and officers of the Fund for service during 2004 was $154,5000. The total amount of expenses incurred during
2004 for which the directors were reimbursed was $6,336. The Fund does not provide officers or directors, directly or indirectly, with any pension or retirement benefits.

      The following table sets forth the aggregate compensation received by each director of the Fund from the Fund and any other investment company having the same investment adviser for services as a director or officer during 2004. Such compensation does not include reimbursements to the directors for their expenses incurred in connection with their activities as directors.

                               Compensation Table

                                                Aggregate    Total Compensation from
                         Positions with the    Compensation     the Fund and Fund
Name of Director                Fund          from the Fund     Complex (2 Funds)
----------------         ------------------   -------------   -----------------------

Interested Directors
Ralph F. Brouty               Director            $14,250            $14,250
Joseph R. Ficalora            Director and        $15,750            $15,750
                              President
William C. McGarry(+)         Director                 $0                 $0
William A. McKenna, Jr.       Director            $14,250            $34,750  (1)

Non-Interested Directors
Daniel J. Devine(+)           Director                 $0                 $0
Chris C. Gagas                Director            $13,500            $13,500
Michael J. Hegarty(+)         Director                 $0                 $0
Michael R. Kallet             Director            $13,250            $13,250
Robert E. Kernan, Jr.         Director            $14,500            $14,500
Clifford M. Miller            Director            $14,250            $14,250
Vincent F. Palagiano          Director            $13,250            $13,250
Michael J. Pollock(+)         Director                 $0                 $0
John M. Scarchilli(+)         Director                 $0                 $0
Charles M. Sprock             Director            $14,250            $14,250

----------------
(1) Includes compensation of $20,500 received by Mr. McKenna as a trustee of
    Asset Management Fund.
(+) Became a director effective April 21, 2005.

Management Ownership of Fund Shares

      Shares of the Fund are sold only to Eligible Institutions. Accordingly, no officer or director of the Fund owns any equity securities of the Fund. However, each director of the Fund is an officer, director or trustee of an Eligible
Institution, and it is expected that such Eligible Institutions may, from time to time, purchase shares of the Fund. All such directors disclaim beneficial ownership of any such shares. The Eligible Institutions with which the directors are affiliated owned approximately 85% of the outstanding shares of the Fund at
March 31, 2005. As of March 31, 2005, each Eligible Institution with which directors of the Fund are affiliated owns more than $100,000 of equity securities in the Fund, and the directors may be deemed to be beneficial owners of such securities as a result of their positions with such Eligible
Institutions.

      The following table sets forth the dollar range of shares held by each
Eligible Institution with which the directors are affiliated as of December 31,
2004, in the Fund and in all other funds overseen by the directors in the family of investment companies that includes the Fund.

                                                            Aggregate Dollar Range of Equity
                                                          Securities in All Funds Overseen by
                            Dollar Range of Equity          Director in Family of Investment
Name of Director            Securities in the Fund                     Companies
----------------            ----------------------          ---------------------------------

Interested Directors
Ralph F. Brouty                  Over $100,000                       Over $100,000
Joseph R. Ficalora               Over $100,000                       Over $100,000
William C. McGarry               Over $100,000                       Over $100,000
William A. McKenna, Jr.          Over $100,000                       Over $100,000

Non-Interested Directors
Daniel J. Devine                 Over $100,000                       Over $100,000
Chris C. Gagas                   Over $100,000                       Over $100,000
Michael J. Hegarty               Over $100,000                       Over $100,000
Michael R. Kallet                Over $100,000                       Over $100,000
Robert E. Kernan, Jr.            Over $100,000                       Over $100,000
Clifford M. Miller               Over $100,000                       Over $100,000
Vincent F. Palagiano             Over $100,000                       Over $100,000
Michael J. Pollock               Over $100,000                       Over $100,000
John M. Scarchilli               Over $100,000                       Over $100,000
Charles M. Sprock                Over $100,000                       Over $100,000

PRINCIPAL HOLDERS OF SECURITIES

      The Eligible Institutions with which the directors are affiliated owned approximately 85% of the outstanding shares of the Fund at March 31, 2005. As of
March 31, 2005, the following persons owned of record and, to the best of the
Fund's knowledge, beneficially more than 5% of the Fund's outstanding securities, directly or indirectly through subsidiaries:

               Name and Address                        Percentage Ownership
               ----------------                        --------------------

               New York Community Bank 23.8%
               615 Merrick Avenue
               Westbury, NY  11590

               Ridgewood Savings Bank                       23.6%
               71-02 Forest Avenue
               Ridgewood, NY  11385

               Watertown Savings Bank                       15.5%
               111 Clinton Street
               Watertown, NY  13601

               Independence Community Bank Corp.            11.8%
               195 Montague Street
               Brooklyn, NY  11201

CODE OF ETHICS

      Each of the Fund, the Investment Adviser and the Distributor has adopted a
Code of Ethics that governs the conduct of their respective employees who may have access to information about the Fund's securities transactions. The Codes permit personnel subject to the Codes to purchase securities that may also be purchased by the Fund but recognizes that such persons owe a fiduciary duty to the Fund's shareholders and require that they place the interests of Fund shareholders ahead of their own interests. Among other things, the Codes require pre-clearance of trading of initial public offerings and limited offerings by investment personnel and require reporting of personal securities transactions.
Violations of the Codes are subject to review by the directors and could result in penalties.

PROXY VOTING POLICIES AND PROCEDURES

      The Fund's Board of Directors has delegated to the Investment Adviser,
Shay Assets Management, Inc., the authority to vote all proxies relating to the
Fund's portfolio securities in accordance with Shay Asset Management's own policies and procedures. Information regarding how the Fund voted proxies relating to its portfolio securities for the most recent one-year period ending
June 30 is available (1) without charge, upon request, by calling Shay Assets
Management, Inc. at 800-982-1846 and (2) on the Commission's Internet site at
http://www.sec.gov.

Shay Assets Management, Inc. Proxy Voting Policies and Procedures

      Shay Assets Management, Inc. votes proxies in a way which is most economically beneficial to the Fund.

      The Investment Adviser's Proxy Voting Policy provides that the Investment
Adviser generally will vote against anti-takeover provisions and other actions by management of portfolio companies that have the effect of diluting shareholders' interests (economic or voting). More specifically, the Investment
Adviser normally would vote against the following: (i) golden parachute agreements with existing management, (ii) significant increases in stock option bonus plans, management and board compensation, (iii) staggered elections of directors and (iv) different classes of stock.

      With respect to poison pill amendments, the Investment Adviser normally will vote with management on anti-takeover provisions only after meeting with management and being convinced that the provisions are in the best interest of the shareholders. The Investment Adviser will vote with management of portfolio companies if staggered boards or poison pills are viewed as improving shareholder's negotiating position with potential acquirors.

      The Investment Adviser normally votes with management on the following issues: (i) management's slate of directors, (ii) shareholder resolutions dealing with socially active causes, (iii) approval of auditors, (iv) fiscal year changes and (v) annual meeting dates.

      In the event a matter to be voted on is recognized to involve a conflict of interest between the interests of the Investment Adviser and the Fund, a special review by the Investment Adviser's Executive Committee will determine the vote, and a report will be made to the Fund.

      Voting on proxy matters not addressed above is determined following discussions between the Fund's portfolio manager and the Investment Adviser's
Chief Investment Officer.

INVESTMENT ADVISORY AND OTHER SERVICES

      Shay Assets Management, Inc. serves as the Investment Adviser of the Fund;
BISYS Fund Services Ohio, Inc. serves as its administrator and transfer agent;
and The Bank of New York is the custodian for the Fund.

Investment Adviser

      Shay Assets Management, Inc. (the "Investment Adviser") makes investment decisions for the Fund and is responsible for placing purchase and sale orders for portfolio securities and other investments. Under the investment advisory agreement between the Investment Adviser and the Fund (the "Investment Advisory
Agreement"), the Investment Adviser receives a fee from the Fund computed at the annual rate of 0.75% of the first $100,000,000 of the Fund's average daily net assets and 0.50% of the Fund's average daily net assets in excess of
$100,000,000. The fee payable to the Investment Adviser is reduced (but not below zero) to the extent the expenses of the Fund (exclusive of professional fees, such as legal and audit fees, directors' fees and expenses and distribution expenses, if any, payable under Rule 12b-1) exceed 1.10% of the
Fund's average daily net assets during any fiscal year during the term of the
Fund's agreement with the Investment Adviser. The Investment Advisory Agreement
also provides for a reduction in the fee payable to the Investment Adviser to the extent the expenses of the Fund would exceed any applicable limit established pursuant to the statutes or regulations of any jurisdictions in which the Fund's shares are qualified for offer and sale. However, the Fund's shares are not offered or sold in any jurisdiction that imposes such a limitation. These limitations did not result in any reduction of the Investment
Adviser's fee in 2004. The total amounts paid by the Fund for the years ended
December 31, 2002, 2003 and 2004, respectively, in respect of investment advisory services were $748,395, $726,977 and $746,851, respectively, representing 0.74%, 0.75% and 0.74% of the Fund's average daily net assets
(after all fee reductions and expense limitations). The Investment Adviser pays for the Fund's legal counsel to prepare the minutes of meetings of the Board of
Directors and its committees to the extent not prepared by the Fund's administrator.

      In determining whether to renew the Investment Advisory Agreement each year, the Board of Directors evaluates information provided by the Investment
Adviser in accordance with Section 15(c) of the Investment Company Act of 1940.
The Investment Advisory Agreement was most recently renewed by the Board of
Directors at its meeting held in April 2005. The Board of Directors considered a number of factors in deciding to renew the agreement, including (i) the terms of the Investment Advisory Agreement, (ii) the nature, extent and quality of the services provided to the Fund by the Investment Adviser, (iii) the investment performance of the Fund, (iv) the costs to the Investment Adviser and the profitability to the Investment Adviser and its affiliates of their relationship with the Fund, (v) the extent to which economies of scale may be realized by the
Investment Adviser as the Fund grows and the extent to which the investment advisory fee reflects these economies of scale for the benefit of Fund shareholders, (vi) the fees and expenses borne by the Fund and (vii) the financial condition and financial stability of the Investment Adviser. In addition, the directors received advice of legal counsel.

      In reviewing the quality of services provided to the Fund, the Board of
Directors noted the nature and quality of the investment analysis provided by the Investment Adviser and the Investment Adviser's discipline and consistency over time in applying the investment style used by the Investment Adviser in managing the Fund's portfolio, the Fund's investment results over time, the level of portfolio risk incurred in achieving those results and the regulatory compliance history of the Investment Adviser. The directors also considered the quality and experience of the Investment Adviser's organization in general, the investment professionals having principal responsibility for the Fund's investments and the nature and quality of the reports provided by the Investment
Adviser to the directors at their quarterly meetings. The directors concluded that the Investment Adviser had provided good quality services to the Fund over an extended period of time.

      In evaluating the investment performance of the Fund, the Board of
Directors noted the importance of evaluating the performance of the Fund over an entire market cycle, including both periods of market appreciation and periods of market declines, and noted that in particular periods the Fund's performance might deviate significantly from its peer group or market averages. The directors also considered the level of portfolio risk incurred by the Investment
Adviser in achieving those results. The directors also noted that, although over the most recent one- and three- calendar year periods prior to their consideration of the renewal of the Investment Advisory Agreement the Fund's investment performance lagged behind its mutual fund peer group and the market averages represented by the Standard & Poor's 500 Index and the Dow Jones
Industrial Average, over longer periods of five and ten years, the Fund had out-performed its peer group and the Standard & Poor's 500 Index. In comparing the Fund's investment performance with market averages, the directors took into account the fact that the mutual funds normally incur certain costs and expenses
(e.g., investment advisory fees, brokerage commissions, legal and accounting fees, etc.), which are not reflected in the market averages. The directors concluded that the Investment Adviser had achieved good long-term performance at reasonable levels of portfolio risk.

      In evaluating the level of the investment advisory fee paid to the
Investment Adviser, the directors compared the fees paid by the Fund to the fees charged by the Investment Adviser to its other investment advisory clients. They also evaluated the nature and costs of the services and the level of responsibility assumed by the Investment Adviser with respect to its other clients. In particular, the directors noted that the Investment Adviser also acts as the subadviser to another equity mutual fund and as the investment adviser to six fixed income portfolios, in each case at a lower fee than the fee charged to the Fund. The directors noted that acting as the sole investment adviser for a fund involves a greater level and scope of service and a greater level of responsibility than acting as a subadviser. The directors also noted
differences in staffing and costs involved in managing equity portfolios and fixed income portfolios and concluded that the differences in the fees charged by the Investment Adviser to its various mutual fund clients were justified by the differences in the nature and scope of the services provided, the responsibilities assumed and the costs incurred in managing the different accounts.

      In evaluating the investment advisory fee, the directors also relied on comparisons of the investment advisory fee paid by the Fund with the fees paid by other similar mutual funds and concluded that the fees paid by the Fund were competitive with the fees paid by other similar mutual funds of a similar size.
The directors also noted that the rate at which the Fund's investment advisory fee is computed drops from 0.75% of average net assets to 0.50% of average net assets for assets levels over $100 million, which would result in Fund shareholders receiving benefits from economies of scale if the Fund were to grow significantly in size.

      Based on their review of the Investment Adviser's costs associated with its services to the Fund and the profitability to the Investment Adviser of its relationship with the Fund as well as the overall financial position and financial results of the Investment Adviser, the directors concluded that the investment advisory fee did not provide an unreasonable level of profit to the
Investment Adviser and that the Investment Adviser's overall financial position and financial results provided an adequate level of financial stability and financial resources to support the Investment Adviser's responsibilities to the
Fund.

      In reviewing the fees and expenses borne by the Fund, the Board of
Directors noted, among other things, that although the Fund's overall expense ratio was higher than the average for its industry peer group, most of the
Fund's expenses were outside the control of the Investment Adviser. The Board of
Directors also considered the expense limitation contained in the Investment
Advisory Agreement.

      Based on their review, the Board of Directors (including a majority of the non-interested directors of the Fund) concluded, among other things, that the investment advisory fee did not result in an excessive profit to the Investment
Adviser, that the investment advisory fees paid by the Fund were fair and reasonable, both absolutely and in comparison with those of other similar funds of similar size in the industry, and that the Fund had received reasonable value in return for paying the investment advisory fee under the Investment Advisory
Agreement.

      The Investment Adviser is a registered investment adviser under the
Investment Advisers Act of 1940 and serves as investment adviser to Asset
Management Fund, a registered investment company comprising six fixed-income portfolios with aggregate net assets of approximately $4.2 billion at December
31, 2004, and as subadviser to John Hancock Large Cap Select Fund, a registered investment company with net assets of approximately $77 million as of December
31, 2004 and as subadviser to the Value Equity Fund of RSI Retirement Trust, a
registered investment company with net assets of approximately $113 million as of December 31, 2004.

      The Investment Adviser, Shay Assets Management, Inc., is a Florida
corporation that is controlled by Rodger D. Shay, who is a Vice President of the
Fund. The Investment Adviser is a wholly-owned subsidiary of Shay Investment
Services, Inc., which is the holding company for the Fund's Investment Adviser and Distributor and certain other related companies engaged primarily in securities-related businesses. Rodger D. Shay is the majority stockholder of
Shay Investment Services, Inc. The Investment Adviser's principal office is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606.

      Shay Assets Management, Inc. (together with its predecessor, Shay Assets
Management Co.) has served as the Fund's Investment Adviser since May 19, 1995.
The Fund's current Investment Advisory Agreement with Shay Assets Management,
Inc. was approved by the shareholders of the Fund on November 13, 1997.

      Under the Investment Advisory Agreement, the Investment Adviser is not
liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund, except a loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services, (ii) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or (iii) reckless disregard by it of its obligations and duties under the agreement.

      The Investment Advisory Agreement will continue in effect from year to year, subject to termination by the Fund or the Investment Adviser as described below, if such continuance is approved at least annually by the vote of the
Fund's Board of Directors and a majority of the directors of the Fund who are not "interested persons" of the Fund or of the Investment Adviser.

      The Investment Adviser may terminate the Investment Advisory Agreement upon 90 days' written notice to the Fund. The Investment Advisory Agreement can be terminated at any time without penalty by the Fund upon 30 days' written notice to the Investment Adviser. The Investment Advisory Agreement will terminate automatically in the event of its assignment.

      Certain directors and officers of the Fund also are directors, officers or employees of the Investment Adviser and its affiliates. See "Certain Other
Affiliations and Business Relationships."

Portfolio Managers

      Other Accounts Managed by the Portfolio Managers. The table below indicates for each portfolio manager of the Fund information about the accounts over which the portfolio manager has day-to-day investment responsibility. All information on the number of accounts and total net assets in the table is as of
December 31, 2004. For purposes of the table, "Other Pooled Investment Vehicles"
may include investment partnerships, pooled separate accounts, and group trusts, and "Other Accounts" may include separate accounts for institutions or individuals, insurance company general or non-pooled separate accounts, pension funds and other similar institutional accounts.

    Name of
Portfolio Manager                         Other Accounts Managed by the Portfolio Manager

Mark F. Trautman    Other Registered Investment Companies:     One (1) fund with total assets of $77 million

                    Other Pooled Investment Vehicles:          None

                    Other Accounts:                            None

John J. McCabe      Other Registered Investment Companies:     One (1) fund with total assets of $77 million

                    Other Pooled Investment Vehicles:          None

                    Other Accounts:                            None

      The Investment Adviser does not receive a fee based upon the investment performance of any of the accounts included under "Other Accounts Managed by the
Portfolio Managers" in the table above.

      When a portfolio manager is responsible for the management of more than one account, the potential arises for the portfolio manager to favor one account over another. The principal types of potential conflicts of interest that may arise are discussed below. For the reasons outlined below, the Fund does not believe that any material conflicts are likely to arise out of a portfolio manager's responsibility for the management of the Fund as well as one or more other accounts. The Investment Adviser has adopted procedures that are intended to monitor compliance with the policies referred to in the following paragraphs.
Generally, the risks of such conflicts of interests are increased to the extent that a portfolio manager has a financial incentive to favor one account over another. The Investment Adviser has structured its compensation arrangements in a manner that is intended to limit such potential for conflicts of interests.
See "--Compensation of Portfolio Managers" below.

      o  A portfolio manager could favor one account over another in allocating new investment opportunities that have limited supply, such as "hot"
         public offerings and private placements. If, for example, a "hot"
         public offering that was expected to appreciate in value significantly shortly after the offering was allocated to a single account, that account may be expected to have better investment performance than other accounts that did not receive an allocation on the initial public offering. The Investment Adviser has policies that require a portfolio manager to allocate such investment opportunities in an equitable manner and generally to allocate such investments proportionately among all accounts with similar investment objectives.

      o  A portfolio manager may favor an account if the portfolio manager's compensation is tied to the performance of that account rather than all accounts managed by the portfolio manager. If, for example, the portfolio manager receives a bonus based upon the performance of certain accounts relative to a benchmark while other accounts are disregarded for this purpose, the portfolio manager will have a financial incentive to seek to have the accounts that determine the portfolio manager's bonus achieve the best possible performance to the possible detriment of other accounts. Similarly, if the Investment
         Adviser receives a performance-based advisory fee for a particular account, the portfolio manager may favor that account, whether or not the performance of that account directly determines the portfolio manager's compensation. The investment performance on specific accounts is not a factor in determining the portfolio manager's compensation.
         See "--Compensation of Portfolio Managers" below. The Investment
         Adviser does not receive a performance-based fee with respect to any of the accounts managed by the portfolio managers.

      o  A portfolio manager may favor an account if the portfolio manager has a beneficial interest in the account, in order to benefit a large client or to compensate a client that had poor returns. For example, if the portfolio manager held an interest in an investment partnership that was one of the accounts managed by the portfolio manager, the portfolio manager would have an economic incentive to favor the account in which the portfolio manager held an interest. The Investment Adviser imposes certain trading restrictions and reporting requirements for accounts in which a portfolio manager or certain family members have a personal interest in order to confirm that such accounts are not favored over other accounts.

      o  If the different accounts have materially and potentially conflicting investment objectives or strategies, a conflict of interest may arise.
         For example, where a portfolio manager is responsible for accounts with differing investment objectives and policies, it is possible that the portfolio manager will conclude that it is in the best interest of one account to sell a portfolio security while another account continues to hold or increase the holding in such security. The Investment Adviser employs only one investment strategy in the management of its accounts.
         While these accounts have many similarities, the investment performance of each account will be different due to differences in fees, expenses and cash flows.

      Compensation of Portfolio Managers. The Investment Adviser has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among its investment professionals and seeks to align the financial interests of the investment professionals with those of the shareholders of the funds they manage, through incentive payments based in part upon the relative investment performance of those funds. The Investment Adviser's compensation arrangements with investment professionals are determined on the basis of the investment professional's overall services to the Investment Adviser and not on the basis of specific funds or accounts managed by the investment professional. The structure of the
Investment Adviser's compensation of investment professionals is currently comprised of the following basic components: base salary, an annual bonus plan, as well as customary benefits that are offered generally to all full-time employees of the Investment Adviser. The following describes each component of the compensation package for the individuals identified as a portfolio manager for the Fund.

      o  Base Salary. Base compensation is fixed and normally reevaluated on an annual basis. The Investment Adviser seeks to set compensation at market rates, taking into account the experience and responsibilities of the investment professional.

      o  Bonus Plan. Investment professionals are eligible to receive an annual bonus, the amount of which is determined in part by a formula. Bonus arrangements are pursuant to a written plan, which is intended to provide a competitive level of annual bonus compensation. The investment performance of all accounts managed by the investment professional over 1, 3, 5, and 10-year periods are considered. The pre-tax performance of each account is measured against the same benchmark against which the results of each account's performance are measured. The remaining portion of the bonus is based upon the assets in the accounts for which the portfolio manager has day-to-day responsibility, a percentage of the advisory fees received by the
         Investment Adviser from the managed accounts, and subjective evaluation of the investment professional's performance.

      o  Restricted Stock Grants. Some investment professionals may receive restricted stock grants, where the investment professional is offered the opportunity to purchase the stock.

      While the investment performance of the accounts that an investment professional manages is a factor in determining an investment professional's overall compensation, the investment professional's compensation is not linked directly to the net asset value of any fund.

      Share Ownership by the Portfolio Managers. Because shares of the Fund may be held only by Eligible Institutions, the portfolio managers of the Fund are not eligible to own, and do not own, any shares of the Fund.

Administrator, Transfer Agent and Custodian

      Administrator and Transfer Agent. BISYS Fund Services Ohio, Inc.
("BISYS"), 3435 Stelzer Road, Columbus, Ohio 43219, is the Fund's administrator and transfer agent. Pursuant to the terms of the Administration and Fund
Accounting Agreements between the Fund and BISYS, BISYS performs various administrative services for the Fund, including (i) maintenance of the Fund's books and records, (ii) preparation of various filings, reports, statements and returns filed with governmental authorities or distributed to shareholders of the Fund and (iii) computation of the Fund's net asset value for purposes of sales and redemptions of shares.

      The Fund pays BISYS for its services as administrator and fund accountant a fee computed at the annual rate of 0.10% of the first $200 million of the
Fund's average net assets, 0.075% of the next $200 million of average net assets, with further reductions in the applicable rate for net assets in excess of $400 million, subject to a minimum annual charge of $80,400. BISYS has served as the Fund's administrator and fund accountant since 1999. The amounts paid to
BISYS for such services for the years 2003, 2004 and 2005 were $101,280, $97,567 and $101,242, respectively.

      Certain employees of BISYS also are officers of the Fund. See "Officers and Directors of the Fund."

      Custodian. The Bank of New York (the "Custodian"), One Wall Street, New
York, New York, is the custodian of the Fund's investments and has served in that capacity since 1999.

Distributor

      Shay Financial Services, Inc. (the "Distributor") is the distributor of the Fund. The Distributor is a Florida corporation that is controlled by Rodger
D. Shay, who is an officer of the Fund. The principal business address of the
Distributor is 230 West Monroe Street, Chicago, Illinois 60606.

      The Fund has authorized the Distributor to undertake certain activities in connection with the continuous offer and sale of shares of the Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor is obligated to use its best efforts to effect sales of shares of the Fund, but has no obligation to sell any particular number of shares. The Distributor does not receive any compensation from the
Fund in connection with such activities.

      Certain directors and officers of the Fund also are directors, officers or employees of the Distributor and its affiliates. See "Officers and Directors of the Fund."

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Ernst & Young LLP, 1100 Huntington Center, 41 South High Street, Columbus,
Ohio 43215, the independent registered public accounting firm of the Fund, audit and report on the Fund's annual financial statements and review the Fund's tax returns.

PURCHASE AND SALE OF PORTFOLIO SECURITIES

      The primary aim of the Fund in the allocation of portfolio transactions to various brokers is the attainment of best price and execution consistent with obtaining investment research services and statistical information at reasonable cost. The Investment Adviser is thus authorized to pay a brokerage commission in excess of the commission that another broker might have charged for effecting the same transaction in recognition of the value of efficient execution and research and statistical information provided by the selected broker. The research and statistical information that may be provided to the Investment
Adviser consist primarily of written and electronic reports and presentations analyzing specific companies, industry sectors, the stock market and the economy. To the extent that the Investment Adviser uses such research and information in rendering investment advice to the Fund, the research and information tend to reduce the Investment Adviser's expenses. The Investment
Adviser may use research services and statistical information furnished by brokers through which the Fund effects securities transactions in servicing all of its accounts, and the Investment Adviser may not use all such services in connection with the Fund. In 2004, the Fund did not engage in any such "soft dollar" brokerage transactions. The total amounts of brokerage commissions paid in 2003, 2004 and 2005 were $33,660, $37,811 and $16,242, respectively. The brokerage commissions paid by the Fund will vary from year to year based on the level of activity in the Fund's portfolio.

      Transactions in portfolio securities were effected during the calendar year 2004 through a total of 3 brokers, drawn from a list of brokers selected by the Investment Adviser on the basis of their ability to provide efficient execution of portfolio transactions. A large majority of the Fund's portfolio transactions are executed on national securities exchanges through member firms.
However, when the Investment Adviser believes that a better price can be obtained for the Fund, portfolio transactions may be executed in the third market. Portfolio transactions in unlisted securities are executed in the over-the-counter market. The brokerage list is reviewed continually in an effort to obtain maximum advantage from investment research and statistical information made available by brokers, and allocation among the brokers is made on the basis of best price and execution consistent with obtaining research and statistical information at reasonable cost. The Investment Adviser monitors the reasonableness of commissions paid by the Fund based on its experience in the market, and the Board of Directors periodically reviews the reasonableness of such commissions as well.

      Neither the Fund nor any of its officers or directors, nor its Investment
Adviser, is affiliated with any broker employed by the Fund in connection with the purchase or sale of portfolio securities or other investments.

EXPENSES OF THE FUND

      The Fund is responsible for the payment of its expenses. Such expenses include, without limitation, the fees payable to the Fund's Investment Adviser, administrator, transfer agent and custodian; brokerage fees and expenses; filing fees for the registration or qualification of the Fund's shares under federal or state securities laws; taxes; interest; the cost of liability insurance, fidelity bonds, indemnification expenses; legal and auditing fees and expenses;
any costs, expenses or losses arising out of any liability of, or claim for damages or other relief asserted against, the Fund for violation of any law;
expenses of preparing and printing prospectuses, proxy materials, reports and notices and of mailing the same to shareholders and regulatory authorities; the compensation and expenses of the Fund's directors and officers who are not affiliated with the Fund's Investment Adviser or administrator; and any extraordinary expenses incurred by the Fund. Annual and semi-annual reports to shareholders include a statement of operational expenses.

DESCRIPTION OF CAPITAL STOCK

      The capital stock of the Fund consists of a single class of common shares with a par value of $1.00 per share. Each common share entitles the holder to one vote for the election of directors and on all other matters. These shares have non-cumulative voting rights, which means that the holders of more than 50%
of the shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. All shares have equal rights to participate in any dividends declared and, in the event of liquidation, in the assets of the Fund. Upon issuance and payment in accordance with the terms herein described, the shares will be fully paid and nonassessable. There are no conversion rights, preemptive rights or sinking fund provisions with respect to the Fund's shares.

      Shares of stock of the Fund may not be sold or transferred to, or be owned by, any person other than an Eligible Institution.

GENERAL INFORMATION

      Statements contained in the Prospectus and this Statement of Additional
Information as to the contents of any contract or agreement or other document are not necessarily complete. In each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the
Registration Statement of which the Prospectus and this Statement of Additional
Information form a part, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

      The audited financial statements of the Fund for the fiscal year ended
December 31, 2004, including the notes thereto and the report of Ernst & Young
LLP, contained in the Fund's Annual Report to shareholders for the year ended
December 31, 2004 (the "Annual Report") are incorporated herein by reference.
Ernst & Young LLP has audited such financial statements, and the financial statements are incorporated by reference in reliance on the report of Ernst &
Young LLP and the authority of such firm as experts in accounting and auditing.
The financial highlights for the years ended December 31, 2002 and 2003, also were audited by Ernst & Young LLP. The financial highlights for the years prior to 2002 were audited by another independent registered accounting firm. Except as set forth above, this Statement of Additional Information does not incorporate any other portion of the Annual Report.

      The Fund will provide a copy of the Annual Report without charge to each person to whom this Statement of Additional Information is delivered. Investors should direct requests to the Fund in writing c/o the Fund's Distributor, Shay
Financial Services, Inc., 230 West Monroe Street, Chicago, Illinois 60606, or by
telephone at 800-527-3713.

                            PART C. OTHER INFORMATION

Item 23.  Exhibits

            (a)   Certificate of Incorporation

                  (1)   Restated Certificate of Incorporation of the Registrant.
                        Previously filed with Amendment No. 9 as Exhibit 1.

                  (2)   Amendment to Certificate of Incorporation to change the
                        name of the Fund. Previously filed with Amendment No. 15
                        as Exhibit (a)(2).

            (b)   By-Laws of the Registrant. Previously files with Amendment No.
                  15 as Exhibit (b).

            (c)   Instruments Defining Rights of Security Holders

                  (1)   Form of Certificate for Common Stock. Previously filed
                        with Amendment No. 2 as Exhibit 4.

                  (2)   Articles Third, Fourth, Ninth, Tenth and Eleventh of
                        Certificate of Incorporation. (See Exhibit (a).)

                  (3)   Articles II, VI, VII, VIII, IX, XV and XVI of By-Laws.
                        (See Exhibit (b).)

            (d)   Investment Advisory Agreement dated as of December 9, 1997, between the Registrant and Shay Assets Management, Inc.
                  Previously filed with Amendment No. 10 as Exhibit 5.

            (e)   Distribution Agreement dated as of December 9, 1997, between the Registrant and Shay Financial Services, Inc. Previously
                  filed with Amendment No. 10 as Exhibit 9(c).

            (f)   Not Applicable.

            (g)   Custodian Agreements

                  (1)   Custodian Services Agreement dated as of July 30, 1999,
                        between the Registrant and The Bank of New York.
                        Previously filed with Amendment No. 12 as Exhibit G(1).

                  (2)   Domestic Custodian Fee Schedule dated as of August 25,
                        1999, between the Registrant and The Bank of New York.
                        Previously filed with Amendment No. 12 as Exhibit G(2).

                  (3)   Cash Management Agreement dated as of July 30, 1999,
                        between the Registrant and The Bank of New York.
                        Previously filed with Amendment No. 12 as Exhibit G(3).

            (h)   Other Material Contracts

                  (1)   Administration Agreement dated as of August 1, 1999,
                        between the Registrant and BISYS Fund Services Ohio,
                        Inc. Previously filed with Amendment No. 12 as Exhibit
                        H(1).

                  (2)   Transfer Agency Agreement dated as of September 13,
                        1999, between the Registrant and BISYS Fund Services
                        Ohio, Inc. Previously filed with Amendment No. 12 as
                        Exhibit H(2).

                  (3)   Fund Accounting Agreement dated as of August 1, 1999,
                        between the Registrant and BISYS Fund Services Ohio,
                        Inc. Previously filed with Amendment No. 12 as Exhibit
                        H(3).

                  (4)   Omnibus Fee Agreement dated as of August 1, 1999,
                        between the Registrant and BISYS Fund Services Ohio,
                        Inc. Previously filed with Amendment No. 12 as Exhibit
                        H(4).

                  (5)   Compliance Services Agreement dated as of October 1,
                        2004, between the Registrant and BISYS Fund Services
                        Ohio, Inc.

            (i)   Not Applicable.

            (j)   Not Applicable.

            (k)   Not Applicable.

            (l)   Not Applicable.

            (m)   Not Applicable.

            (n)   Not Applicable.

            (o)   Reserved.

            (p)   Code of Ethics. Previously filed with Amendment No. 12 as
                  Exhibit P.

Item 24.  Persons Controlled by or under Common Control with Registrant

      Not Applicable.

Item 25.  Indemnification

      Sections 721-726 of the New York Business Corporation Law provide that a
New York corporation shall have the power and, in certain cases, the obligation to indemnify officers or directors against certain liabilities. Article XVII of the by-laws of the Registrant provides that the Registrant shall indemnify directors or officers to the full extent permitted by New York law.

      Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      In addition, the Registrant has been advised that in the opinion of the
Securities and Exchange Commission, indemnification by the Registrant of its directors and officers against liabilities arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices is against public policy and, therefore, unenforceable. In the event that any questions arise as to the lawfulness of indemnification under the Investment Company Act of 1940 or the advancement of legal fees or other expenses incurred by its officers and directors, the
Registrant will not advance such expenses or provide such indemnification unless there has been a determination by a court, by a vote of a majority of a quorum consisting of disinterested, non-party directors, or by independent legal counsel in a written opinion or by other reasonable and fair means that such indemnification or advancement would not violate Section 17 of the Investment
Company Act of 1940 and the rules and regulations thereunder.

      In addition, the Registrant has entered into a Directors and Officers
Liability Insurance Policy that insures against loss which any directors or officers of the Registrant are obligated to pay by reason of claims based on actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any matter claimed against them solely by reason of their being directors or officers. The policy does not protect or purport to protect any director or officer against any loss arising from fines or penalties imposed by law or matters which may be deemed uninsurable under the law.

Item 26.  Business and Other Connections of the Investment Adviser

      Incorporated herein by reference from the Statement of Additional
Information are the following: the description of the business of Shay Assets
Management, Inc. (the "Investment Adviser") contained in the section entitled
"Investment Advisory and Other Services;" the information concerning the organization and controlling persons of Shay Financial Services, Inc. (the
"Distributor") contained in the section entitled "Investment Advisory and Other
Services;" and the biographical information pertaining to Messrs. Shay, Sammons,
McCabe and Trautman contained in the section entitled "Officers and Directors of the Fund."

      The principal office of the Investment Adviser is located at 230 West
Monroe Street, Suite 2810, Chicago, Illinois, 60606. The Investment Adviser's

investment advisory activities relating to the Fund are conducted out of its office in New York City. The Investment Adviser is a wholly-owned subsidiary of
Shay Investment Services, Inc. ("SISI"). SISI is a closely held corporation controlled by Rodger D. Shay, Sr. (who also is a director and officer of the
Fund) and Rodger D. Shay, Jr. Shay Financial Services, Inc. ("SFSI"), First
Financial Trust Company ("FFTC") and First Financial Bank and Trust Co. ("FFBT")
are also wholly-owned subsidiaries of SISI. The principal offices of SISI and
SFSI are located at 1000 Brickell Avenue, Miami, Florida, 33131. FFTC is located at 8500 Freeport Parkway South, Suite 130, Irving Texas 75063. FFBT is located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764.

      Rodger D. Shay, Sr. is the Chairman of the Investment Adviser, SISI, and
SFSI. Edward E. Sammons, Jr. is President of the Investment Adviser and
Executive Vice President of SISI and SFSI. Rodger D. Shay, Jr. is the President
and Chief Executive Officer of SFSI and Executive Vice President of the
Investment Adviser. Rodger D. Shay, Jr. also is a director of Family Financial
Life Insurance Company and of FFBT. Robert T. Podraza is a Vice President of the
Investment Adviser, SISI and SFSI.

      SFSI is a securities broker-dealer registered with the Securities and
Exchange Commission. FFTC is a Texas trust company which provides custodial services, primarily for institutional customers of SFSI.

      The Investment Adviser acts as investment adviser to the Fund and one other registered investment company, Asset Management Fund, and as subadviser to the John Hancock Large Cap Select Fund. In addition, the Investment Adviser acts as investment adviser to several savings banks located in New York State on a non-discretionary basis.

Item 27.  Principal Underwriters

      (a) The Distributor, Shay Financial Services, Inc., serves as the principal distributor for Asset Management Fund, a Delaware statutory trust, in addition to serving the Fund.

      (b) The names, principal business addresses, positions with the
Distributor and positions and offices with the Fund of each director and officer of the Distributor are set forth in the following table.

Name and Principal Business
Address of Director or         Positions and Offices with the     Positions and Offices
Officer of the Distributor     Distributor                        with the Fund
--------------------------     -------------------------------    ---------------------

Rodger D. Shay, Sr.            Chairman and Director              Vice President and
1000 Brickell Avenue                                              Assistant Secretary
Miami, Florida 33131

Rodger D. Shay, Jr.            President and Chief                 None
1000 Brickell Avenue           Executive Officer
Miami, Florida 33131

Edward E. Sammons, Jr.         Executive Vice President           Vice President and
230 West Monroe Street                                            Secretary
Chicago, Illinois 60606

Robert T. Podraza              Vice President and                 None
1000 Brickell Avenue           Chief Compliance Officer
Miami, Florida 33131

Daniel K. Ellenwood            Operations Manager and             Anti-Money Laundering
230 West Monroe Street         Assistant Vice President           Compliance Officer
Chicago, Illinois 60606

Item 28.  Location of Accounts and Records

      The books and other documents required to be maintained pursuant to Rule
31a-1(b) (4) and (b) (10) are in the physical possession of the Fund's
Investment Adviser, Shay Assets Management, Inc., 230 West Monroe Street, Suite
2810, Chicago, Illinois 60606; accounts, books and other documents required by
Rule 31a-1(b) (5) through (7) and (b) (11) and Rule 31a-1(f) are in the physical possession of Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810,
Chicago, Illinois 60606; all other books, accounts and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and
the Rules promulgated thereunder are in the physical possession of BISYS Fund
Services Ohio, Inc., 3435 Stelzer Road, Columbus, Ohio 43219 or 60 State Street,
Suite 1300, Boston, Massachusetts 02109.

Item 29.  Management Services

      Not Applicable.

Item 30.  Undertakings

      Not Applicable.

SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the
Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of
New York on April 29, 2005.

                                        ASSET MANAGEMENT FUND LARGE CAP EQUITY
                                        INSTITUTIONAL FUND, INC.

                                        By: /s/  JOHN J. McCABE
                                            ------------------------------------
                                            John J. McCabe
                                            Vice President